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                                 EXHIBIT NO. 2.1

                            ASSET PURCHASE AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION

                                  PAGE 5 of 86


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               ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION


     This Asset Purchase Agreement And Plan Of Reorganization ("Agreement") is made to be effective as of the 11th day of June, 1996, by, between and among UCI Medical Affiliates, Inc., a Delaware corporation ("UCI"); UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation and wholly owned subsidiary of UCI ("UCI of SC"); Doctor's Care, P.A., a South Carolina professional corporation ("Doctor's Care"); Wateree Emergency Specialists, P.A., a South Carolina professional corporation d/b/a Wateree Medical Center ("Seller"); Elaine B. Baxley, M.D. ("Baxley"); Ronald P. Hargrave, M.D. ("Hargrave"); Guy B. Kahler, M.D. ("Kahler"); and Emergency Medicine Specialists, P.A., a South Carolina professional corporation ("EMS").

     INTRODUCTION. Seller owns and operates a medical practice located at 1060 Highway 1 South, Lugoff, South Carolina 29078 ("Premises"). Baxley, Hargrave, and Kahler (collectively the "Shareholders" or "Landlord") are the owners of the Premises. The Shareholders are the sole shareholders, officers, and directors of Seller. UCI of SC owns and/or leases various medical-related facilities and equipment in South Carolina and has contracted with Doctor's Care to provide health care services at such facilities. Seller desires to (i) transfer Seller's patient records to M.F. McFarland, M.D., and (ii) transfer to UCI of SC as of 11:59 p.m. on June 11, 1996 (the "Effective Date") substantially all the assets of the Seller in exchange for certain shares of voting common stock of UCI in a transaction the parties intend will qualify as a reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, all upon the terms and conditions set forth herein. In connection herewith, EMS will enter into a Physician Services Agreement between Doctor's Care and EMS, all upon the terms and conditions set forth herein.

     AGREEMENT. NOW, THEREFORE, in consideration of these premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   SALE OF ASSETS TO UCI OF SC.

     1.1 Transfer of Assets. At the Closing (as defined below), for the consideration herein provided, Seller shall convey, transfer, assign and deliver, or cause to be conveyed, transferred, assigned, and delivered, to UCI of SC, and UCI of SC shall purchase and accept from Seller, all of Seller's right, title, and interest (as the case may be) in and to following assets (collectively "Assets"):

              1.1.1 All of the accounts receivable, cash, cash accounts, machinery, equipment, computer and telephone systems (including hardware and software), inventory, furniture, furnishings, office equipment, and related tangible personal property respecting Seller's business conducted in the Premises (the "Business"), including (without limitation) the items described in Exhibit A attached hereto. In no event shall the assets of the "Women's Clinic" located as a tenant-at-will in the Premises, or the personal assets of the Shareholders, be conveyed hereunder.

              1.1.2 All of the goodwill, permits, licenses, computer software (to the extent assignable) and related intangible personal property of the Business and certain equipment leases existing at the Closing (as defined below) which are specifically itemized in Exhibit B attached hereto. Seller shall be responsible for using reasonable effort to obtain the necessary consents, if any, to assignment of such intangible assets. The parties hereto acknowledge and agree that UCI of SC shall not assume any equipment leases, personal property leases, real property leases, or any other liabilities of Seller or any Shareholder other than such liabilities, if any, set forth on Exhibit B attached hereto. As to the liabilities, if any, set forth on Exhibit B, UCI of SC hereby agrees to assume all obligations thereunder as of the Effective Date.

              1.1.3   All of the inventory of the Business, wherever located.

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              1.1.4 All of Seller's repair and service contracts and warranties
     (which are acceptable to UCI of SC in its sole discretion) used or useful in the Business.

     1.2 Method of Transfer. The transfer and sale of the Assets will be evidenced by appropriate Bills of Sale, assignments and other instruments executed and delivered by Seller and/or the Shareholders to UCI of SC and/or Doctor's Care and/or M. F. McFarland, M.D. at Closing (as defined below), as set forth in this Agreement.

     1.3 Not a Sale of Business. This transaction constitutes the sale of assets by Seller and not the sale of a business; provided, however, that anything contained in this Agreement to the contrary notwithstanding, it is the intent of the parties that UCI of SC purchase and acquire and Seller sell and transfer the complete operating process of the Business and all properties and interest necessary to operate the Business substantially as it is presently being operated.

     1.4 Possession. UCI of SC shall take, and Seller shall deliver, possession of the Assets at completion of Closing (as defined below) to be effective as of the Effective Date (as defined below).

2.   TRANSFER OF SELLER'S PATIENT RECORDS TO M.F. MCFARLAND, M.D.

     2.1 Transfer of Patient Records. Immediately prior to Closing (as defined below), for and in consideration of Ten ($10.00) Dollars and no other consideration, Seller and the Shareholders shall transfer and deliver to M.F. McFarland, M.D. all of the Seller's and each Shareholder's right, title and interest in and to any medical records in their possession that were made in treating patients and all records transferred to Seller concerning prior treatment of any patient (the "Patient Records").

     2.2 Method of Transfer. The transfer of the Patient Records will be evidenced by an appropriate bill of sale substantially in the form attached hereto as Exhibit C, executed and delivered by Seller and the Shareholders to M.F. McFarland, M.D.
at the Closing (as defined below), as set forth in this Agreement.

     2.3 Notices. Seller shall cause any public notices to be filed in a timely manner and to otherwise comply with all requirements of the Physician's Patient Records Act or any other applicable law, regulation, rule or ordinance related to the transfer of the Patient Records.

     2.4 Possession. M.F. McFarland, M.D. shall pick up and take, and Seller shall relinquish, possession of the Patient Records at Closing (as defined below), to be effective as of the Effective Date.

3.   CONSIDERATION FOR ACQUISITIONS.

     3.1 Purchase Price. The purchase price ("Purchase Price") for the Assets to be acquired by UCI of SC shall be Six Hundred Seventy-Five Thousand and No/100 ($675,000.00) Dollars payable to Seller as follows:

              3.1.1 Common Stock. At Closing (as defined below), UCI shall issue to Seller certificate(s) representing such numbers of shares of the voting common stock of UCI, $0.05 par value (the "Shares"), having an aggregate value of Six Hundred Thousand and No/100 ($600,000.00) Dollars. For purposes hereof, the price per share of the Shares shall be the average of the closing bid prices for such voting common stock for each business day during the period commencing sixteen (16) business days immediately prior to the Effective Date and ending on the business day immediately prior to the Effective Date. The parties hereto acknowledge that the Shares shall be "restricted stock" under the federal securities laws (meaning that it was purchased other than through a registered public offering). SEC Rule 144 will allow Seller to resell the Shares in the public market if certain conditions contained therein are satisfied. The Shares, when issued, will be duly authorized, validly issued, fully paid and non-assessable. The certificate evidencing the Shares shall bear a restrictive legend in substantially the following form:


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              THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
              REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, HAVE BEEN TAKEN WITHOUT A VIEW TO THE DISTRIBUTION THEREOF WITHIN THE MEANING OF SUCH ACT, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE COMPANY WILL NOT TRANSFER SUCH SHARES EXCEPT UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE COMPANY, WHICH MAY INCLUDE AN OPINION OF COUNSEL, THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH, THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

     3.1.2    Additional Payment.   UCI of SC shall pay to Seller as follows:

              (1) The sum of Fifteen Thousand and No/100 ($15,000.00) Dollars shall be paid to Seller at Closing (as defined below).

              (2) The sum of Sixty Thousand and No/100 ($60,000.00) Dollars shall be due and payable in four (4) equal monthly installments, with the first payment due on or before July 10, 1996, pursuant to a promissory note substantially in the form attached hereto as Exhibit D (the "Note").

4.   CLOSING.

     4.1 Closing Date. The closing of the sale and purchase of the Assets and related transactions (the "Closing") shall take place on June 11, 1996, commencing at 4:00 p.m. (local time), at the offices of Nexsen Pruet Jacobs & Pollard, LLP, Suite 1500, 1441 Main Street, Columbia, South Carolina or such other time and place as may be mutually agreed upon in writing by the parties (alternatively "Closing"), all to be effective as of the Effective Date. In the event Closing set forth in this Section 4 is changed to a different date, all references in this Agreement to Closing shall be deemed to refer to the time and date agreed upon by the parties, in the manner set forth herein.

     4.2.     Transactions at Closing.  At the Closing:

              4.2.1 Upon receipt of an investment letter in the form of Exhibit E attached hereto duly executed by Seller and each Shareholder, UCI shall issue to Seller a certificate evidencing the Shares pursuant to Section
     3.1.1. If such certificate is not available at Closing, UCI will provide Seller with a copy of the instructions which UCI will forward to its transfer agent instructing such agent to issue a certificate evidencing the Shares to Seller.

              4.2.2 Seller and each Shareholder shall execute and deliver to UCI of SC or Doctor's Care, as applicable, the bills of sale, assignments, titles, certificates, and other documents, agreements and instruments, in form and substance required by this Agreement, as described in Section 4.3.

              4.2.3 UCI of SC and Doctor's Care shall execute and deliver to Seller and the Shareholders the documents, agreements and instruments in form and substance required by this Agreement, as described in Section 4.4..

              4.2.4 Landlord and UCI of SC shall each execute and deliver to the other a Lease for the Premises substantially in the form of Exhibit F attached hereto (the "Lease").

                                  PAGE 8 of 86

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              4.2.5 EMS and Doctor's Care shall each execute and deliver to the other the physician services agreement substantially in the form of Exhibit G attached hereto (the "Physician Services Agreement").
              4.2.6 Each Shareholder shall execute and deliver to UCI of SC a non-competition covenant substantially in the form of Exhibit H attached hereto (the "Non-Compete").

              4.2.7 All employees of Seller directly and primarily associated with the Business will cease to be employees of Seller, and Doctor's Care and/or UCI of SC may, subject to the exercise of Doctor's Care's and/or UCI of SC's sole discretion, offer immediately or thereafter to hire any or all of such persons. Doctor's Care and/or UCI of SC shall be entitled to hire only those employees of Seller which Doctor's Care and/or UCI of SC elects in its sole discretion to hire, and Doctor's Care and/or UCI of SC shall not assume any liability whatsoever to any employee of Seller not hired by Doctor's Care and/or UCI of SC. Seller will be responsible for paying and reporting all costs and liabilities, including but not limited to compensation, federal and state withholding taxes, federal and state unemployment taxes, all employee benefit costs, and worker's compensation claims incurred or accrued prior to the Effective Date. In the event UCI of SC employs one or more employees of Seller, UCI of SC shall credit each such employee with the accrued vacation set forth in the schedule attached hereto as Exhibit L, and shall waive any requirement that such employee be employed by UCI of SC or Doctor's Care for a certain period set forth in any employee handbook of UCI of SC prior to the commencement of such vacation.

              4.2.8 The parties hereto will take such other actions contemplated at Closing by this Agreement.

     4.3 Seller, Shareholders, EMS's Documents. At Closing, Seller, each Shareholder, and EMS shall deliver or cause to be delivered, at Seller's expense, the following duly executed, lawful and effective documents and instruments to which they are a party respectively:

              4.3.1 A bill of sale for tangible personal property and fixtures composing portions of the Assets substantially in the form attached hereto as Exhibit I to UCI of SC.

              4.3.2 An assignment of intangible personal property composing portions of the Assets substantially in the form attached hereto as Exhibit J to UCI of SC.

              4.3.3 An Investment Letter substantially in the form attached hereto as Exhibit E to UCI.

              4.3.4 The Lease substantially in the form attached hereto as Exhibit F to UCI of SC.

              4.3.5 The Physician Services Agreement substantially in the form attached hereto as Exhibit G to Doctor's Care.

              4.3.6 A Non-Compete executed by each Shareholder in the form attached hereto as Exhibit H to UCI of SC.

              4.3.7 Seller will deliver to UCI of SC copies of such duly filed UCC termination statements, mortgages or lien satisfactions and other documents, as are reasonably required by UCI of SC to evidence UCI of SC's clear, marketable and insurable title to the Assets.

              4.3.8 Copy of all current data, contracts and information for the Business.

              4.3.9 Certified Resolutions of the directors and shareholders of Seller authorizing the transaction contemplated herein.

     4.4 Documents of UCI, UCI of SC or Doctor's Care. At Closing, UCI, Doctor's Care and/or UCI of SC, at their expense, shall deliver or cause to be delivered to Seller or the Shareholders (as the case may be) the following duly executed, lawful, and effective documents and instruments:

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              4.4.1 UCI will deliver a certificate evidencing the Shares, or if such certificate is not available, a copy of the instructions which UCI will forward to its transfer agent instructing such agent to issue a certificate evidencing the Shares to Seller.

              4.4.2 Doctor's Care will deliver the Physician Services Agreement substantially in the form attached hereto as Exhibit G.

              4.4.3 UCI of SC will deliver the Note substantially in the form attached hereto as Exhibit D.

              4.4.4 UCI of SC shall deliver the Security Agreement in the form attached hereto as Exhibit M.

     4.5 Conditions of Title. At Closing, the Assets shall be conveyed by appropriate instruments of conveyance free and clear of all claims, security interests, liens and encumbrances except personal property and ad valorem taxes for the year of Closing (which shall be prorated as provided in this Agreement), or leases which remain outstanding which have been expressly assumed by UCI of SC.

     4.6      Transactions Subsequent to Closing.

              4.6.1 Employment Matters. Nothing contained herein shall be construed to create any liability for UCI, UCI of SC or Doctor's Care to present or past employees of Seller, or to the South Carolina Employment Security Commission or any other person or entity or regulatory agency for periods prior to the Effective Date.

              4.6.2 Trade Name. Seller shall discontinue use of the trade names "Wateree Medical Center" and shall make same available to UCI of SC or its assigns if requested by UCI of SC.

              4.6.3 Restrictions Against Competition. For a period of three (3) years after Closing, Seller shall not own, operate, or establish, in competition with UCI of SC or Doctor's Care, an urgent care, family care, or industrial and occupational medical business within a fifty-mile radius of the Premises, the location of the Business conducted with the Assets acquired by UCI of SC hereunder. Seller acknowledges and agrees that this restriction is reasonably related to the value of the Assets sold to UCI of SC and Doctor's Care hereunder and that the scope of this restriction is reasonable in time and territory.

              4.6.4 Confidentiality. Seller and each Shareholder shall hold in confidence all documents and information concerning the Business and the Assets (except that Seller may, after reasonable notice to UCI of SC disclose such documents and information, or copies or summaries thereof, to any governmental authority reviewing the transactions contemplated hereby or as required in Seller's reasonable judgment pursuant to federal or state laws or court order).

              4.6.5 Publicity. Upon UCI of SC's request (if any), at a date reasonably agreed upon by UCI of SC and Seller, but no later than thirty
     (30) business days after to Closing, Seller shall mail, at UCI of SC's expense, to all those patients of the Business designated by UCI of SC, a letter substantially on the form provided by UCI of SC, subject to Seller's approval (which shall not be unreasonably withheld) advising of the sale hereunder and containing a request of Seller that to the extent requested by UCI of SC, such patient shall continue its relationships with UCI of SC and Doctor's Care.

              4.6.6 Taxes. Seller shall file such tax returns and reports and pay such taxes as are required for periods ending with the Effective Date.


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              4.6.7 Creditors. Seller shall promptly pay all of Seller's valid liabilities and perform all of Seller's valid obligations which Seller has incurred in connection with the Assets or the operation of the Business.

              4.6.8 Miscellaneous Required Acts. The parties hereto shall take such other actions and comply with other obligations as are required after Closing under this Agreement or under documents ancillary hereto.

     4.7 Other Actions. The parties hereto agree that they will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, documents, instruments and assurances as may be reasonably required by the other party in order to carry out fully and to effectuate the transactions herein contemplated under, and in accordance with, the provisions of this Agreement.

5. REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS. Seller and each Shareholder hereby jointly and severally warrant, represent, and covenant as follows:

     5.1 Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina. The Shareholders are the sole shareholders of Seller. The Shareholders are the sole directors of Seller. Seller has full power and authority to execute this Agreement and to consummate the transactions contemplated hereby. When executed and delivered, this Agreement shall constitute valid and binding obligations of Seller and the Shareholders enforceable in accordance with its terms and conditions except as enforcement may be limited by applicable bankrupt, insolvency or similar laws effecting creditors rights generally and by principles of equity. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor the compliance with any of the terms and conditions hereof, will result in the breach by Seller or any Shareholder of any of the terms, conditions, or judgment, law or other contract, agreement or instrument to which Seller or any Shareholder is bound, or constitute a default of such indenture, mortgage, deed of trust, order, judgment, law or other contract, agreement or instrument.

     5.2 Compliance with Laws. Seller is in compliance with all laws, ordinances, and regulations that govern such Seller's ownership and present use of the Assets and the Premises, the violation of which would have an adverse effect on the Assets, the Premises or the Business. All of the Assets sold hereunder, and the Premises leased hereunder, substantially comply with applicable environmental, zoning, health, OSHA, consumer products, and fire safety regulations.

     5.3 Title to Assets. At Closing, Seller will have, and shall be entitled to convey, good, marketable and insurable title to the Assets and the condition of title as required by Section 4.5. At Closing, Seller will not be indebted to any contractor, laborer, mechanic, material man or any other person or entity for work, labor, materials or services in connection with the Assets and/or Premises for which any such person or entity could claim a lien against the Assets or the Premises.

     5.4 Consents. No consent of any third party is required in connection with Seller's transfer and assignment of the Assets hereunder.

     5.5 Litigation. There are no judicial or administrative actions or proceedings pending, or to the best of Seller's and/or each Shareholder's knowledge, threatened that question the validity of this Agreement or any transaction contemplated hereby or that relate to the Assets or the Premises, or to the conduct of Business, including but not limited to condemnation or bankruptcy proceedings, which if adversely determined would have an adverse effect upon Seller's and/or any Shareholder's ability to enter into this Agreement or perform its obligations hereunder or upon the use, enjoyment, or value of the Assets and/or the Premises for UCI of SC and/or Doctor's Care.

     5.6 Insurance Coverage. Seller maintains policies of insurance covering the Assets and Premises in amounts and against such losses and risks as are customary for facilities such as the Business in their

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present usage, as well as general public liability "occurrence" coverage in the amount of $1,000,000 per occurrence and $1,000,000 in the aggregate, and same will be outstanding and duly in force through Closing. For a period of one (1) year after Closing, Seller shall maintain a comprehensive general liability "occurrence" policy for discontinued operations in the amount of $200,000 per occurrence, and UCI of SC shall be listed as an additional insured under such policy.

     5.7 Normal Course. Seller shall have operated the Assets in the normal and ordinary course of business since at least April 14, 1989, and shall have paid or caused to be paid promptly when due all city, county and state ad valorem taxes and similar taxes and assessments and all utility charges and assessments imposed upon or assessed against the Assets and/or Premises prior to the Closing. Seller shall exercise its best efforts to preserve the goodwill of the employees, patients, suppliers and others having business relationships with the Business through Closing.

     5.8 Creditors, Solvency, and Bankruptcy. Seller and each Shareholder shall not hinder, delay, defraud, or avoid any obligation to any past, present or future creditor in the transactions contemplated by this Agreement. Seller is currently solvent and will not be rendered insolvent as a result of the transactions contemplated hereby. Seller has not initiated, nor does it intend to initiate with respect to itself as debtor, has had initiated or expects to have initiated against it as debtor, any proceeding under federal or any state's bankruptcy, insolvency or similar laws.

     5.9 Labor and Employee Benefit Matters. Seller is not a party to any agreement with any labor organization. Seller has not maintained or sponsored for any employee or former employee of Seller any fringe or benefit plans, including without limitation, any retirement, pension, profit sharing, thrift-savings, non-qualified deferred compensation, incentive compensation, stock bonus, stock option (qualified or non-qualified), cash bonus, employee stock ownership (including, without limitation, payroll related employee stock ownership), insurance, medical, welfare or vacation plans of any kind and any "employee benefit plan" (as defined in Section 3(3) of Title I of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") or any voluntary employees' beneficiary association (as defined in Section 501(c)(9) of the Internal Revenue Code) or combination of the foregoing. Seller has not incurred any accumulated funding deficiency within the meaning of ERISA or any liability to the Pension Benefit Guaranty Corporation established under ERISA, nor has any tax been assessed against Seller for the alleged violation of the Internal Revenue Code with respect to the Business or its operation. Notwithstanding the foregoing, the parties hereto acknowledge that Seller is a party to a health insurance and paid time off employee plan, neither of which is being assumed hereunder. Nothing contained herein shall be construed to impose any liability thereunder on UCI, UCI of SC, and/or Doctor's Care.

     5.10 Payables and Taxes. Except of specific liabilities expressly assumed pursuant to Section 1.1.2 hereunder, Seller will pay all accounts payable and taxes, assessments, and charges respecting the Assets and/or Premises incurring prior to the Effective Date within a reasonable amount of time following Closing and will protect the reputation of UCI of SC by promptly paying all the valid debts and obligations of Seller which have been incurred in connection with the operation of the Business prior to the Effective Date and which affect the Assets and/or Premises.

     5.11 Workers' Compensation. There are no worker compensation or similar claims or actions pending or threatened, and Seller and/or each Shareholder does not know of facts which would make such claims timely, by past or present employees of Seller.

     5.12 Status of Assets. The Assets sold hereunder constitute all of the assets of the Business and include all property, rights, and intangibles necessary for UCI of SC and/or Doctor's Care to operate after Closing a business similar to the Business as presently conducted. All material inventory systems, machinery, equipment, and other tangible property which are portions of the Assets are sold "AS IS" hereunder. All material contracts, commitments, and similar rights which are portions of the Assets are valid, binding, enforceable, and without known default in violation of law.

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     5.13 No Adverse Conditions. Except as previously disclosed in writing to
UCI of SC, there are no adverse conditions or circumstances that may interfere with the use and enjoyment of, or opportunity to resell or encumber, any of the Assets, or might otherwise impede UCI of SC's ability to operate a business similar to the Business utilizing the Assets and the Premises.

     5.14 Brokerage. Neither Seller nor any Shareholder has dealt with any broker in connection with this transaction, and no brokerage commission nor claim thereof shall accrue or become payable to any person or entity respecting this transaction.

     5.15 Zoning. To the best of Landlord's, Seller's and each Shareholder's knowledge, the Premises is currently zoned for commercial operations and are in compliance with applicable zoning laws and ordinances; and Seller and Shareholders do not know that the status of such zoning is in question or subject to change by the appropriate governmental authorities.

     5.16 Environmental. To the best of Landlord's, Seller's and each Shareholder's knowledge, the Premises is not now used and have never been used, as a gasoline station or other site for the storage of petroleum products, or as a garbage or refuse dump site, a landfill, a waste disposal facility for the storage, processing, treatment or temporary or permanent disposal of regulated waste materials, including without limitation solid, industrial, toxic, hazardous, radioactive, nuclear or putrescible waste or sewage, and, to the best of Seller's, Landlord's, and each Shareholder's knowledge, is in substantial compliance with applicable environmental laws. The parties hereto acknowledge that an x-ray machine is presently used on the Premises and that usual and customary medical waste is generated by the Business and disposed of by Seller through licensed medical waste disposal contractors.

     5.17 Disclosures. To the best of Seller's and each Shareholder's knowledge, all information and data furnished by Seller and/or the Shareholders to UCI, UCI of SC or Doctor's Care with respect to the Assets, the Premises, and the Business is materially true, correct, and complete, and not materially misleading; provided however, other than as set forth in this Section 5.17, the parties hereto do not warrant the accuracy of the financial data of Seller delivered to UCI of SC in connection with the transaction described hereunder. Notwithstanding the foregoing, the Shareholder and the Seller jointly and severally warrant the accuracy (within a ten (10%) percent degree of adjustment) of the $672,188.00 gross receipts of Seller as set forth on the Seller's 1995 Federal Income Tax Return, a copy of which was delivered to UCI of SC by Seller in connection with the transaction described herein.

     5.18 Representations and Warranties at Closing. Except as expressly otherwise permitted in this Agreement, the representations and warranties of Seller and/or each Shareholder set forth in this Agreement shall be true as of the Effective Date as though such representations and warranties were made on such date, unless they reference a specific earlier date whereupon, as of the Effective Date, they shall be true as at the earlier date referenced.

6. REPRESENTATIONS AND WARRANTIES OF UCI, DOCTOR'S CARE AND UCI OF SC. UCI, Doctor's Care and UCI of SC hereby jointly and severally represent, warrant, and covenant as follows:

     6.1 Organization and Good Standing. UCI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power to carry on its businesses and to own and operate its properties and assets as presently owned and operated. UCI of SC is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina and has full corporate power to carry on its businesses and to own and operate its properties and assets as presently owned and operated. Doctor's Care is a professional association duly organized, validly existing, and in good standing under the laws of the State of South Carolina and has full corporate power to carry on its businesses and to own and operate its properties and assets as presently owned and operated.

     6.2 Authority. UCI, Doctor's Care and UCI of SC each have taken all corporate action necessary to approve and authorized the execution of this Agreement, and to consummate the transactions contemplated hereby. Each of their respective representatives signing this Agreement has full power and authority to execute this Agreement in the indicated capacity and to consummate the transactions contemplated hereby. When executed and delivered, this Agreement shall constitute valid and binding obligations of UCI, Doctor's Care and UCI of SC, enforceable in accordance with its terms and conditions except as enforcement may be limited by applicable bankrupt, insolvency or similar laws effecting creditors rights generally and by principles of equity. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with all of the terms and conditions hereof, will result in the breach by UCI, Doctor's Care or UCI of SC of any of the terms, conditions or provisions of any of their respective of trust, order, judgment, law, or other contract, agreement or instrument to which either of them is a party, or by which either is bound, or constitute a default of such indenture, mortgage, deed of trust, order, judgment, law, or other contract, agreement or instrument.

     6.3 Brokerage. Neither UCI, Doctor's Care, nor UCI of SC has dealt with any broker in connection with this transaction, and no brokerage commission nor claim therefor shall accrue or become payable to any person or entity respecting this transaction.

     6.4 Consents. No consent of any third party is required in connection with the purchase and acceptance of the Assets from Seller hereunder.

     6.5 Litigation. There are no judicial or administrative actions or proceedings pending, or to the best knowledge of UCI, Doctor's Care or UCI of SC, threatened that question the validity of this Agreement or any transaction contemplated hereby, which if adversely determined would have a material adverse effect upon their ability to enter into this Agreement or perform their respective obligations hereunder.

     6.6 Creditors, Solvency and Bankruptcy. UCI, Doctor's Care or UCI of SC shall not hinder, delay, defraud or avoid any obligations to any past, present or future creditor of UCI, Doctor's Care or UCI of SC respectively in the transactions contemplated by this Agreement. The above-mentioned parties are currently solvent and will not be rendered insolvent as a result of the transactions contemplated hereby. UCI, Doctor's Care or UCI of SC does not intend to initiate with respect to themselves as debtors, nor do they expect to have initiated against themselves as debtors, any proceeding under federal or any state's bankruptcy, insolvency or similar laws.

     6.7 Rule 144(e) Requirements. Notwithstanding anything contained herein to the contrary, unless UCI goes private as described in Section 13(e) of the Securities Exchange Act of 1934, as amended, UCI shall comply with the public information requirements of Rule 144(e) promulgated under the Securities Act of 1933, as amended, so long as compliance with Rule 144(e) is required to effect a sale of the Shares under Rule 144. UCI hereby acknowledges that there is no present intention for UCI to go private as described in Section 13(e) of the Securities Exchange Act of 1934, as amended.

     6.8 Representations and Warranties at Closing. Except as expressly otherwise permitted in this Agreement, the representations and warranties of UCI, Doctor's Care and UCI of SC set forth in this Agreement shall be true as of the Effective Date as though such representations and warranties were made on such date, unless they reference a specific earlier date whereupon, as of Effective Date, they shall be true as at the earlier date referenced.

7.   CONDITIONS PRECEDENT.

     7.1 Conditions of UCI, UCI of SC and Doctor's Care. The obligations of UCI, UCI of SC and Doctor's Care hereunder shall be subject, to the extent not waived, to the satisfaction of each of the following conditions at the Closing:

              7.1.1 Representation and Warranties. The representations and warranties of Seller and each Shareholder contained in this Agreement shall be true and correct in all material respects as of the date when made and, except for changes specifically contemplated by this Agreement, on and as of the Effective Date as though such representations and warranties had been made as of the Effective Date.

              7.1.2 Deliveries. The release of documents which Seller and each Shareholder is obligated to make under Section 4 shall have been made.

     7.2 Conditions of Seller and Shareholders. The obligations of Seller and the Shareholders hereunder shall be subject, to the extent not waived, to the satisfaction of each of the following conditions at the Closing:

              7.2.1 Representation and Warranties. The representations and warranties of UCI, UCI of SC, and Doctor's Care contained in this Agreement shall be true and correct in all material respects as of the date when made and, except for changes specifically contemplated by this Agreement, on and as of the Effective Date as though such representations and warranties had been made as of the Effective Date.

              7.2.2 Deliveries. The release of documents which UCI, UCI of SC, and Doctor's Care is obligated to make under Section 4 shall have been made.

8.   COST AND EXPENSES.

     8.1 Transactional Cost. The parties hereto shall be responsible for their respective attorney's fees, accountants' fees, experts' fees, and other expenses incurred by them in connection with the negotiations and Closing of this transaction; provided however, in the event litigation is commenced to enforce any rights under this Agreement or to pursue any other remedy available to any party, all legal expense or other direct costs of litigation of the prevailing party shall be paid by the other party.

     8.2 Proration of Taxes and Charges. All personal property taxes, public utility charges and like charges (which are not terminated and paid as of Closing by Seller), if any, relating to the personal (tangible and intangible) property comprising the Assets shall be prorated as of the Effective Date, in accordance with regular accounting procedure. Settlement at Closing will be made on proration of estimates of such taxes and charges. If, as the result of such proration at Closing, a net balance is owed by Seller to UCI of SC, or visa versa, the amount thereof shall be paid to such party at or within thirty (30) days after receipt of the next succeeding payment notice.

     8.3 Sales Taxes. UCI of SC shall be responsible for, and shall pay, all sales taxes, if any, applicable to the sale of the Assets as called for herein.

9.   INDEMNITY RIGHTS.

     9.1 General Indemnity. Seller and each Shareholder shall jointly and severally indemnify and hold UCI, Doctor's Care and UCI of SC and their respective officers, directors and agents harmless, from any and all losses, damages, liabilities, claims, suits, demands, penalties, assessments, obligations, causes of actions or costs (including reasonable litigation expenses and legal fees) asserted against or incurred by UCI, Doctor's Care or UCI of SC as a result of any breach by Seller and/or any Shareholder of any covenant, warranty representation, or agreement, made by Seller and/or any Shareholder herein or in agreements related hereto including but not limited to litigation expenses and legal fees that might be incurred because of such breach.

     9.2 Special Indemnities. Seller and each Shareholder shall jointly and severally indemnify and hold UCI, UCI of SC and Doctor's Care and their respective officers, directors, and agents harmless from any and all losses, damages, liabilities, claims, suits, demands, penalties, assessments, obligations, causes of action, or costs (including reasonable litigation expenses and legal fees) asserted against or incurred by UCI, Doctor's Care, or UCI of SC as a result of:

              9.2.1 Award or Settlement. Any lawsuit or similar claim against Seller and/or any Shareholder arising from events or conditions prior to the Effective Date.

              9.2.2 Title to Assets. Any challenge to: (a) Seller's title to the Assets, or (b) the transfer of such title and interest to the Assets to UCI of SC or Doctor's Care pursuant to the Agreement.

              9.2.3 Accounts Payable. Any accounts payable, taxes, assessments, or charges of Seller and/or any Shareholder.

              9.2.4 Environmental. Any existing environmental contamination or the remediation thereof at the Premises, except disposal of x-ray machine when its useful life is reached.

10. EXISTING LIABILITIES. Except as set forth in Section 1.1.2 hereof, neither UCI, Doctor's Care nor UCI of SC assumes any, and hereby expressly disclaims all, obligations or liabilities of Seller, contingent or absolute, including (without limitation) liabilities for (i) federal or state income, payroll, property, or sales taxes for any period, or (ii) any tort, contract, or statutory liability resulting from or alleged to have resulted from the Business prior to the Effective Date or operations of Seller prior to Effective Date, except for the obligations arising and maturing after the Effective Date to perform under those contracts expressly assumed by UCI of SC hereunder, if any. All property taxes assessed against the Assets sold, and Premises leased hereunder, hereby shall be prorated as of the Effective Date, and Seller shall promptly pay when due, or reimburse UCI of SC for, all such taxes which remain the Seller's responsibility.

11. RISK OF LOSS. In the event the Assets and/or Premises or any substantial part thereof shall be damaged or destroyed prior to the Effective Date due to any casualty or event, or there shall occur any actions for condemnation or eminent domain having a material adverse affect on the Assets and/or Premises or any substantial part thereof, Seller shall promptly notify UCI of SC that such damage, destruction, or action has occurred and the estimated extent thereof. In case the amount of such damage, destruction, condemnation or eminent domain is in excess of 10% of the Purchase Price, including but not limited to the value of the Shares more fully described in Section 3.1, of all of the Assets immediately before such damage or destruction, then UCI of SC must within five
(5) days of receipt of such notice either:

     11.1 Termination. Terminate this Agreement by giving Seller written notice of such termination and thereupon all parties shall be released of all further liability to the others; or

     11.2 Adjustment. Alternatively, and subject to the fulfillment of the conditions set forth herein, require the consummation of the transactions provided for in this Agreement and, in such case (or in case of any damage by fire or other casualty, or condemnation or eminent domain action not entitling UCI of SC to terminate this Agreement), all proceeds of insurance covering the Assets and all of the claims arising as a result of such damage or destruction to such Assets or all proceeds of such condemnation or eminent domain action for such Assets shall become the property of UCI of SC. In the event UCI of SC elects to require the consummation of the transactions contemplated herein, Seller shall not compromise or settle any such claim or action at any time without the written consent of UCI of SC which shall not be unreasonably withheld. Seller shall cooperate with the collection of such amounts. Further, in such event, the representations and warranties of Seller and the Shareholders, as set forth in Section 5 shall be modified equitably to account for such claim or action.

12.  MISCELLANEOUS.

     12.1 Entire Agreement. This Agreement, including the Exhibits hereto, embodies the entire Agreement and understanding between the parties hereto as to the matters herein addressed and supersedes all prior agreements and understandings relating to the subject matter hereof.

     12.2 No Waiver. No failure to exercise, and no delay in exercising any right, power or remedy hereunder or under any document delivered pursuant hereto shall impair any right, power or remedy which the parties hereto may have, nor shall any such delay be construed to be a waiver of any such rights, powers or remedies, or any acquiescence in any breach or default under this Agreement, nor shall any waiver of any breach or default of any party hereunder be deemed a wavier of any default or breach subsequently occurring.

     12.3 Survival. All representations, warranties, covenants, and agreements herein contained shall survive the Closing hereunder.

     12.4 Amendment. No provision of this Agreement or any document or instrument relating to the Agreement, may be amended, modified, supplemented, changed, waived, discharged, or terminated, unless the parties hereto consent thereto in writing.

     12.5 Notices. All notices, requests, approvals, consents, demands and other communication provides for or permitted hereunder shall be in writing, signed by an authorized representative of the sender and addressed to the respective party at the address set forth below:

      UCI of SC:                 UCI Medical Affiliates of South Carolina, Inc.
                                 6168 St. Andrews Road
                                 Columbia, SC  29212-3132
                                 Attn.:  Stephen S. Seeling, Esq.

       UCI:                      UCI Medical Affiliates, Inc.
                                 6168 St. Andrews Road
                                 Columbia, SC  29212-3132
                                 Attn.:  Stephen S. Seeling, Esq.

       Doctor's Care:            Doctor's Care, P.A.
                                 6168 St. Andrews, Road
                                 Columbia, SC  29212-3132
                                 Attn.:  M.F. McFarland, III, MD

       Seller:                   Wateree Emergency Specialists, P.A.
                                 1060 Highway 1 South
                                 P.O. Box 489
                                 Lugoff, SC  29078
                                 Attn:  Elaine B. Baxley, MD

       Baxley:                   Elaine B. Baxley, M.D.
                                 206 Firetower Road
                                 Camden, SC 29020

       Hargrave:                 Ronald P. Hargrave, M.D.
                                 976 Houston Northcutt Blvd.
                                 Suite 3, Number 145
                                 Mt. Pleasant, SC 29464

       Kahler:                   Guy B. Kahler, M.D.
                                 2160 Leisure Road
                                 Camden, SC 29020

     A party hereto may change its respective address by notice in writing given to the other parties to this Agreement. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following; (i) when delivered to the party to whom such notice, request, approval, consent, demand or the communication is being given, or (ii) five (5) business days after being duly deposited in the US mail, certified, return receipt requested.

     12.6 Severability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     12.7 Successors and Assigns. This Agreement shall be binding upon the parties, and their respective successors, heirs, and assigns, and shall inure to the benefit of the parties and their respective successors, heirs, and permitted assigns.

     12.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any party hereto may execute this Agreement by signing any such counterpart. The authorized attachment of counterpart signature pages shall constitute execution by the parties.

     12.9 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

     12.10 Jurisdiction. The parties hereto consent to exclusive jurisdiction, subject to proper service of process, in the State of South Carolina regarding any disputes arising hereunder.

     12.11 Usage. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Terms such as "hereof" , "hereunder", "hereto", "herein", and words of similar import shall refer to this Agreement in its entirety and all references to "Articles", "paragraphs", "Sections", and similar cross references shall refer to specified portions of this Agreement, unless the context clearly requires otherwise.

     12.12 Further Instruments and Acts. From time to time at a party's request, whether at or after Closing and without further consideration, the other party(ies) shall execute and deliver such further instruments of conveyance, transfer and assignment and upon reimbursement for actual reasonable out-of-pocket expenses take such other action as the requesting party reasonably may require to more effectively convey and transfer to the requesting party the properties to be conveyed, transferred and assigned hereunder, and, if necessary, will assist the requesting party in the collection or reduction to possession of such property. In addition, each party agrees to provide reasonable access to records respecting the Business as are requested by the other party(ies) for proper purpose with good cause shown (subject to appropriate confidentiality agreements to be negotiated as such time) and agree to reasonably cooperate in resolving any matters resulting from the transactions contemplated hereby.

     12.13 Assignment. This Agreement is not assignable by any party without the prior written consent of the other parties hereto.


     12.14 Reorganization. The exchange described herein is intended to qualify as a reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended, and the parties hereto agree to report the exchange accordingly in their respective state and federal income tax filings. After the Closing, Seller shall promptly distribute to the shareholders of Seller in dissolution and liquidation of Seller all of Seller's assets remaining after payment of Seller's liabilities.

     12.15 Litigation Related to Certain Accounts Receivable. In the event UCI of SC desires to commence litigation to collect the amount due under any accounts receivable of Seller transferred to UCI of SC hereunder, UCI of SC shall notify Seller in writing and seek Seller's consent to such litigation, which shall not be unreasonably withheld. In the event Seller does not consent, UCI of SC shall not be entitled to commence such litigation. Nothing contained herein shall be construed to preclude or in any way limit UCI of SC's right to commence litigation to collect amounts due related to any medical services provided after the date of Closing.

                            [SIGNATURE PAGE ATTACHED]

     IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement And Plan of Reorganization under seal, with the corporate parties acting by and through their duly authorized officers, effective as of the date first above written.

UCI:                                    UCI OF SC:

UCI MEDICAL AFFILIATES, INC.            UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC.


By:  /s/ M.F. McFarland, III, M.D.      By:      /s/ M.F. McFarland, III, M.D.
Its: President                          Its:     President

DOCTOR'S CARE:                          SELLER:

DOCTOR'S CARE, P.A.                     WATEREE EMERGENCY SPECIALISTS, P.A. (d/b/a Wateree Medical Center)


By:  /s/ M.F. McFarland, III, M.D.      By:      /s/ E. B. Baxley, M.D.
Its: President                          Its:     President


HARGRAVE:                               BAXLEY:


/s/ Ronald P. Hargrave, M.D.            /s/ E. B. Baxley, M.D.
Ronald P. Hargrave, M.D.                Elaine B. Baxley, M.D.


EMS:                                    KAHLER:

EMERGENCY MEDICINE SPECIALISTS,
 P.A.                                   /s/ Guy B. Kahler, M.D.
                                        Guy B. Kahler, M.D.
By:  /s/ E. B. Baxley, M.D.

Its: President

                                    Exhibit A

                                 LIST OF ASSETS


TRAUMA
1/2 bag 4x4 Ns                      1 reflex hammer
1 rectal thermometer                1 nail drill
1 bag                               1 thigh cuff
1 doppler                           1 infant cuff
1 bid gown                          1 infant scale
2 curtains                          1 apron
2 box electrodes                    1 goggles
4 plastic airways                   1 doppler kit
5 blankets                          tube gauze dressing cage dispenser
2 towels                            instruments- multiple pieces
3 washcloths                        1 wire cutter
1 gown                              4 scissors
3 sheets
3 pillowcases
2 pillows
1 rolling B/P cuff
2 rolling stools
1 rolling table
2 stretchers
1 scales
1 EKG machine
1 portable IV pole
1 papertowel dispenser
1 soap dispenser
1 magazine rack
1 defribillater
1 wall mount sharps
1 wheelchair
3 trash cans
3 shelves
1 hyfrecator
1 breath alcoholmachine
1 aerosol machine
1 laundry basket
1 x-ray view box
3 doctor tool suture trays
2 towels
2 small basins
4 suture trays
2 battery operated cautery
3 glass jars
1 ring cutter
1 bolt cutter

LAB
1 trash can
1 bulletin board
9 file racks
1 paper towel dispenser
1 soap dispenser lab log book
2 file trays
1 auto crave
1 spore incubator
1 stapler
1 tape dispenser
1 intercom
1 Kodak EK + achem kit
2 Finnip 1 tray (blood)
2 pairs glasses (blood)
45 drapes 1 refrigerator

LAUNDRY CLOSET
1 washer/dryer stack unit
2 brooms
1 dust mop
1 bucket
1 sponge 3 scrub tops
3 scrub bottoms
1 lab coat
1 Bld. draining coat
4 bath towels
2 blankets

TESTING ROOM
1 trash can
1 chair
1 rolling stool
1 PFT machine
1 titmus machine
1 audiogram machine
1 foot stool
1 basket
1 radio
1 intercom
1 chart rack
1 towel dispenser
1 tape dispenser

X-RAY
1 x-ray machine
1 rack (file)
1 small metal rack
1 magazine rack
1 chair
1 set calibers
8 cassettes (sizes)
2 trash cans
1 foot stool
1 full apron
1/2 apron
1 wall desk
1 thyroid collar
1 darkroom lights
1 fife (metal) holder
trash can
1 view box
automatic developing machine

PRIVATE BATHROOM
1 towel dispenser
1 soap dispenser
1 trash can
1 wicker rack (wall)
4 pictures
1 wicker stand

HALLWAY #1
1 wall desk
6 pt chart racks
1 intercom

HALLWAY #2
1 large corkboard
1 pull down wall desk
1 trash can
1 hall beeper
1 time clock
1 card rack
1 bulletin board
7 pk chart holders
1 EXIT sign
1 eye wall chart

ROOM #1
1 washcloth
2 pillowcases
12 sheets
4 gowns
1 PDR
1 box Kleenex
1 rolling stool
1 chair
1 B/P cuff (wall) SMTHG
1 exam table
1 wall otolopthoscope
1 ear spec dispenser
1 towel dispenser
1 glass container Q-tips
1 glass container blades
1 child chair
1 foot stool
1 magazine rack
1 picture
1 exam table

ROOM #2
1 chair
1 child chair
1 blanket
6 sheets
2 pillowcases
4 gowns
1 pillow
1 B/P wail mount
1 ear spec dispenser
1 otolopthoscope
1 stool
1 trash can
1 picture
1 glass dispenser Q-tips
1 plastic dispenser blades
1 soap dish
1 set bookends PDR
1 glass container
1 exam table
1 magazine rack

ROOM #3
1 PDR
1 set bookends
1 glass cotton dispenser
1 otolopthoscope
1 3/P cuff
1 ear spec dispenser
1 pillow
1 rolling stool
1 chair
1 trash can
1 picture
1 alcohol dispenser
1 soap dispenser
1 towel dispenser
1 magazine rack
1 exam table
5 sheets
6 gowns
2 pillow cases
1 towel

ROOM #4
1 B/P cuff (wall mount)
1 wall mount otoscop/opthm.
1 trash can
1 OB/GYN exam tables
1 magazine rack
1 exam light
1 ring forceps
3 med specs
2 gowns
4 washcloths
5 gowns
4 pillow cases
2 sheets
1 chair
1 rolling stool
1 towel dispenser
1 furnace
1 PDR
1 washcloth
1 glass dispenser Q-tips
1 soap dispenser
1 ear spec dispenser
2 glass containers cottonballs
1 picture

ROOM #5
1 B/P cuff (wall)
3 boxes gloves
3 plastic containers
1 soap dispenser
1 PDR
1 chair
1 OB/GYN exam table
1 washcloth
1 box sterile 2x2's
1 box sterile 4x4's
1 box sterile 4x4's
1 trash can
1 rolling stool
1 wall mount oto/en light
1 pair ring forceps
1 small specs
6 med specs
9 sheets
1 light (exam)
3 pillow cases
8 gowns
1 ear spec dispenser

ROOM #6
1 stool
1 chair pt)
1 ENT chair
1 slit lamp
1 B/P cuff
1 oto/opth scope
1 paper towel dispenser
1 rolling stool
1 eye lamp
1 tongue depressor holder
1 magazine holder
1 PDR
1 box Kleenex
1 ear specula holder
1 ear spoon
2 plastic ear basins

ROOM #7
1 towel dispenser
1 soap dispenser
1 glass dispenser Q-tips
1 tongue blade dispenser w/blades
1 ear spec dispenser
1 spray bottle
1 basin
1 stretcher
1 portable IV pole
2 pairs scissors
1 otolopth. scope (wall mount)
1 wall S/P cuff (1 med./1 large)
4 pillow cases
1 hand towel
1 washcloth
1 gown
2 sheets
1 pillow
2 bath towels
chair
rolling tables
waste can
1 rolling stool

1 plastic carry tray/lab supplies

BATHROOM
2 soap dispensers
1 towel dispenser

FILE ROOM
1 charge card imprinters (/1 Wateree Medical)
1 charge card scanners (/1 Wateree Medical)
1 Fax machine with telephone
1 answering machine
1 postage meter
1 postage scale
1 telephone
1 hole punch
1 paper clip holder
2 black smoke wall bins
1 3-shelf black wrought iron stand
1 white metal 6-shelf stand
1 white adjustable desk
2 beige 4-drawer filing cabinet
1 grey 4-drawer filing cabinet
1 beige magazine holder
1 black rolodex
1 brown 5-shelf organizer (metal)
1 brown wooden 3-shelf organizer
8 grey wall filing organizers
1 pencil holder
1 smoky black letter tray
1 lab corp. printer with stand
1 staple remover
1 stool
1 paper cutter
2 waste baskets

WAITING ROOM
3 large brass planters.artificial trees
1 brass plant stand/ivy
10 orange leather chairs
8 green leather chairs
1 brown coffee table
2 3-seat cloth chairs/table attached
1 2-seat cloth chair
1 2-seat cloth chair/table attached
1 3-shelf book rack

FRONT
1 copy machine (Gestetner 2216Z)                 2 telephones
3 waste cans                                     1 8 1/2x11 paper cassette
1 tape dispenser
2 hole punches
2 stamp pads
6 wall hot files (smoky grey)
1 black computer table
1 local area picture
1 wall clock
6 letter trays
2 index boxes
1 magazine holder
1 Texas Instrument calculator (T1 5029)
3 message trays
2 monitors (1 Samtronics/1 Addonics)
2 key boards (1 Mitsumi/1 Slayton)
2 printers (1 GSX-190 Citizen/1 Epson FX-850)
1 Smith Corona XD 5500 Spell Right Typewriter
1 ledger card tray
1 stamper carousel
9 stampers
4 white plastic clipboard
6 brown clipboards
1 nose cup
1 beige magazine rack
1 fileserver - 1 CPU w/o harddrive
1 battery backup
1 black pad divider
1 drawer divider
1 box paper clips
1 microphone
1 candy jar
2 printer stands
1 CD deck with remote
1 receiver
2 chairs
1 Canon palm printer MP 1D
1 phone
1 paper clip letter holder
1 box 3-way files
1 boxes single files (50)
4 boxes file folders (50)
2 AC adapter/Canon
1 shredder
1 2-door metal cabinet
2 staplers

BREAK ROOM
1 2-cushion sofa
1 table
6 side chairs
1 refrigerator
1 microwave oven
1 1-duplex coffee maker
1 13" Sharpe TV-VCR combination with stand

PHARMACY
1 refrigerator
1 countertop file

SUPPLY ROOM
2 laminated storage cabinets with doors
3 metal storage cabinets, open
1 cart

DOCTORS' DOWNSTAIRS OFFICE
2 work stations
2 office chairs
1 x-ray view box
1 file cabinet

DOCTORS' UPSTAIRS OFFICE
1 desk
1 bookcase (all books in bookcase personal property of Baxley, Kahler, Hargrave) 1 desk chair 2 upholstered side chairs

UPSTAIRS HALL
1 round laminate topped table

OFFICE MANAGER'S OFFICE
office systems work station w/2 filing cabinets, keyboard tray & desk chair 2 upholstered sid chairs
1 typing table
1 486 DX 66 CPU
1 monitor
1 keyboard
1 wide carriage dot-matrix printer w/stand, Epson LQ 1170
1 dot-matrix printer w/stand, Panasonic KX P1180

STORAGE ROOM ADJACENT TO OFFICE MANAGER
1 desk w/chair
3 metal 4-drawer filing cabinets

                                    Exhibit B

                            LIABILITIES TO BE ASSUMED


None other than the expenses related to the telephone listings of Seller.

                                    Exhibit C


                                  BILL OF SALE
                                (Medical Records)

         KNOW ALL MEN BY THESE PRESENTS, that Wateree Emergency Specialists, P.A., a South Carolina professional association d/b/a Wateree Medical Center with offices at 1060 Highway 1 South, Lugoff, South Carolina 29078, Elaine B. Baxley, M.D., Ronald P. Hargrave, M.D., and Guy B. Kahler, M.D. (collectively the "Grantor"), for and in consideration of the sum of Ten Dollars ($10.00), and other good and valuable consideration to it in hand, paid at or before the ensealing and delivery of these presents, by M.F. McFarland, M.D. ("Grantee"), the receipt, sufficiency and adequacy of which is hereby acknowledged and subject to the terms hereof, has bargained and sold and by these presents does sell, assign, transfer, remise, release and quitclaim unto the said Grantee, its successors and assigns, all of the Grantor's right, title and interest in and to the following goods and chattels:

                  All patient medical records and files owned by Grantor with respect to Grantor's medical practice located at 1060 Highway 1 South, Lugoff, South Carolina 29078.

         TO HAVE AND TO HOLD the same unto said Grantee, its successors and assigns forever.

         IN WITNESS WHEREOF, this Bill of Sale has been executed by Grantor to be effective as of the 11th day of June, 1996.

WITNESSES:                          WATEREE EMERGENCY SPECIALISTS, P.A. (SEAL)

/s/ Julian Hennig, III              By:     /s/ E. B. Baxley, M.D.
                                    Its:    President
/s/ Charles Baxley


/s/ Julian Hennig, III                      /s/ E. B. Baxley, M.D.
                                            Elaine B. Baxley, M.D.
/s/ Charles Baxley


/s/ Julian Hennig, III                      /s/ Ronald P. Hargrave, M.D.
                                            Ronald P. Hargrave, M.D.
/s/ Charles Baxley


/s/ Julian Hennig, III                      /s/ Guy B. Kahler, M.D.
                                            Guy B. Kahler, M.D.
/s/ Charles Baxley

                                    Exhibit D


                                 PROMISSORY NOTE


$60,000.00                                                  Columbia, S.C.
                                                            June 11, 1996

         FOR VALUE RECEIVED, UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation (the "Borrower"), hereby promises to pay, in lawful money of the United States of America, to the order of Wateree Emergency Specialists, P.A., a South Carolina professional corporation (the "Lender"), the principal sum of Sixty Thousand and No/100 ($60,000.00) Dollars, subject to set off as provided hereunder.

         Interest shall accrue from June 11, 1996 on the principal balance outstanding hereunder from time to time until paid in full at the fixed simple rate per annum equal to nine (9.0%) percent, amortized over four (4) months and calculated based upon a 360-day year and the actual number of days elapsed. Equal payments of principal and interest in the amount of Fifteen Thousand Two Hundred Eighty-Two and 30/100 ($15,282.30) Dollars shall be due and payable commencing on July 11, 1996, and continuing thereafter on the first (1st) day of each month for the succeeding three (3) consecutive months. Payments hereunder shall be made to the Lender at 206 Firetower Road, Camden, South Carolina 29020, or at such other place as the Lender may designate from time to time in writing.

         This Note is executed in connection with that certain Asset Purchase Agreement And Plan of Reorganization dated as of June 11, 1996, by and between among others Borrower, Lender, UCI Medical Affiliates, Inc., and Doctor's Care, P.A. and such documents ancillary thereto (collectively the "Agreement").

         This Note is collaterized by that certain Security Agreement executed by Borrower and M.F. McFarland, M.D. and dated the date hereof.

         The occurrence of the following shall constitute an "Event of Default" under the Note: Borrower, after the expiration of the applicable grace period hereinafter set forth, fails to pay when due any principal or interest payment hereunder (except for any amount then subject to an unresolved but duly asserted set off or recoupment dispute). Upon the occurrence of an Event of Default as hereinabove defined, then at any time thereafter the Lender may declare the entire remaining principal balance due hereunder, together with all accrued interest thereon, immediately due and payable. The applicable grace period hereunder shall be twenty (20) days and shall begin to run upon receipt by Borrower of written notice from Lender of a potential default hereunder.

         The invalidity of any provision of this Note shall not affect the validity of any other provision hereof. The acceptance after maturity of any payment with respect to this Note shall not constitute a waiver of the right of Lender to demand the payment in full of any unpaid balance. No delay or failure on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single exercise of any right or remedy shall preclude Lender from the exercise of any other or further rights or remedies.

         In the event this Note is placed in the hands of an attorney for collection (but not for resolution of any disputes on a set off or recoupment of the amount due hereunder), all expenses of the Lender, including reasonable attorneys' fees, shall be added to the principal amount of this Note and collected as a part hereof. This Note shall be governed by and construed in accordance with the laws of the State of South Carolina. Jurisdiction and venue for the enforcement of this Note shall be exclusively in the courts for the State of South Carolina.

         Borrower expressly waives demand, presentment, protest and notice of non-payment or dishonor and all other notices or demands whatsoever (except for notices expressly set forth herein), and such parties agree to remain bound hereby until all amounts due hereunder are paid in full, notwithstanding any extension of time for payment which may be granted, even though the period of extension be indefinite.

         The Borrower reserves the right to prepay this Note in whole or in part at any time without fee or penalty; provided, however, that any partial payment shall be applied first to accrued interest and then to the reduction of the principal.

         EXECUTED as of this 11th day of June, 1996.

                                 UCI MEDICAL AFFILIATES OF SOUTH
                                 CAROLINA, INC. (SEAL)


                                 By:    /s/ M.F. McFarland, III, M.D.
                                 Its: President


Notice Address for Borrower:
6168 St. Andrews Road
Columbia, South Carolina 29212
Attn:  Stephen Seeling, Esquire

                                    Exhibit E

                                INVESTMENT LETTER

                                  June 11, 1996


TO:      UCI Medical Affiliates, Inc.
         6168 St. Andrews Road
         Columbia, SC 29160
         Attn:  President


RE:      Issuance of Common Stock in UCI Medical Affiliates, Inc.


Dear Sir:

         On this date, you are issuing to Wateree Emergency Specialists, P.A., a South Carolina professional corporation ("Transferee"), One Hundred Seventy-Two Thousand Five Hundred Eighty-Eight (172,588) shares (the "Shares") of the common stock, $0.05 par value, of UCI Medical Affiliates, Inc. (the "Company"). In consideration of your agreement to issue the Shares to Transferee, Transferee, as well as Elaine B. Baxley, M.D., Ronald P. Hargrave, M.D., and Guy B. Kahler, M.D., the sole shareholders of Transferee (collectively the "Shareholders"), hereby jointly and severally represent and warrant to you and hereby covenant and agree with you, as follows:

         1. Transferee is acquiring the Shares solely for Transferee's own account and not as nominee for, representative of, or otherwise on behalf of any other person or entity. Transferee is acquiring the Shares with the intention of holding the Shares for investment purposes only, and Transferee has no present intention of participating, directly or indirectly, in a subsequent sale, transfer or other distribution of the Shares, or of dividing Transferee's interest in the Shares with any other person or entity. Transferee has not offered any of the Shares for sale or other disposition, and Transferee shall not make any sale, transfer or other disposition of the Shares in violation of state or federal law.

         2. As of the date hereof, the Shareholders are the sole shareholders of Transferee.

         3. Transferee and each Shareholder acknowledge that the Company has delivered within a reasonable time prior to the execution of this Investment Letter a copy of the following: (i) the Company's 1995 proxy statement; (ii) the Company's Form 10-KSB for the fiscal year ended September 30, 1995; (iii) the Company's Form 10-QSB for the fiscal quarter ended December 31, 1995; (iv) the Company's Form 10-QSB for the fiscal quarter ended March 31, 1996; (v) the Company's press releases since September 30, 1995; (vi) the Company's Form 8-K filings since September 30, 1995, as amended; and (vi) a brief description of the securities being offered and use of the proceeds from the offering.

         4. The Transferee and each Shareholder considers itself to be a sophisticated investor in companies similarly situated to the Company, and Transferee and each Shareholder have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares. Transferee and each Shareholder understands that there is no public market for the Shares, no public market for the Shares is likely to develop and it may not be possible for Transferee to readily liquidate its investment. Transferee and each Shareholder are aware that Transferee's investment in the Company is speculative and involves a high degree of risk of loss arising from, among other things, substantial market, operational, competitive and other risks, and having made their own evaluation of the risks associated with this investment.

         5. The Shares were not offered to Transferee by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio or (b) any seminar or meeting to which Transferee was invited by any of the foregoing means of communications.

         6. The Transferee's and each Shareholder's investment in the Shares is reasonable and consistent with the nature and size of its present investments and net worth, Transferee and each Shareholder has no need for liquidity in the investment represented by the Shares, and Transferee and each Shareholder is financially able to bear the economic risk of this investment, including the ability to afford holding the Shares for an indefinite period of time and to afford a complete loss of this investment.

         7. Transferee and the Shareholders are aware that the Company may offer and sell additional shares of common stock in the future, thereby diluting Transferee's percentage equity ownership of the Company.

         8. Transferee understands that as a publicly traded company, the Company files with the SEC various reports, including quarterly and annual financial statements, annual reports to shareholders, and proxy statements, and that all of such reports, statements and information are available to the public, including Transferee, from the SEC and directly from the Company. Transferee has been given the opportunity to obtain copies of such public information and to ask questions of, and receive answers from, you with respect to the Company and the Shares, concerning the terms and conditions of the issuance of the Shares by you to Transferee, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of any information provided to Transferee by you in order for Transferee to evaluate the merits and risks of an investment in the Shares to the extent that you possess such information or could acquire it without unreasonable effort or expense. Transferee has been furnished with all information concerning the Shares and the Company that Transferee desires.

         9. In regard to any economic or legal considerations related to the Shares, Transferee has relied on the advice of, or consulted with, only Transferee's own advisors, and Transferee has not relied upon you, the Company, the Company's legal counsel or the accountants for the Company regarding the Shares or the transaction contemplated by this Investment Letter.

         10. Transferee understands and acknowledges that the issuance of the Shares to Transferee was not registered under the Act or under the securities laws of any state in reliance upon an exemption or exemptions contained in the Act (and the regulations promulgated thereunder) and applicable state securities laws. Consequently, Transferee understands that the Shares cannot be subsequently transferred unless they are registered under the Act and applicable state securities laws, or unless an exemption from such registration requirements is available. Transferee understands and acknowledges that any certificate evidencing the Shares will bear a legend restricting the transfer of such Shares consistent with the foregoing, and Transferee understands that a notation may be made in the stock records of the Company restricting the transfer of any of the Shares in a manner consistent with the foregoing.

         11. Transferee understands and acknowledges that neither the Company nor you are under any obligation to register the Shares for public sale or, except as set forth in the Asset Purchase Agreement dated the date hereof, to comply with the conditions of Rule 144 promulgated by the SEC under the Act or to take any other action necessary in order to make available any exemption for the subsequent transfer of the Shares without registration.

         12. Transferee is a South Carolina corporation, and its principal place of business is located in the State of South Carolina at the address shown under its signature evidencing its execution of this Investment Letter, and it has no present intention of removing itself from its existing state of residence. Each Shareholder is a South Carolina resident and has no present intention of removing himself/herself from his/her existing state of residence

         13. Transferee and each Shareholder confirms that the representations it has previously made to the Company and those contained in this Investment Letter are correct and complete as of the date hereof, and that if there should occur any material change in such representations prior to the receipt of the Shares by Transferee, it agrees that it will immediately furnish such revised or corrected representations or information to the Company.

         This Investment Letter shall be binding upon the each Shareholder, the Transferee and their respective heirs, executors, administrators, successors, representatives and assigns and shall enure to the benefit of you, your heirs, executors, administrators, successors and assigns. This Investment Letter shall be governed and construed in accordance with the laws of the State of South Carolina.


         IN WITNESS WHEREOF, this Investment Letter is hereby executed as of the date first above written.

                              TRANSFEREE:

Number of Shares of           WATEREE EMERGENCY SPECIALISTS, P.A.
UCI Medical Affiliates, Inc.
to be issued:                 By:/s/ E. B. Baxley, M.D.

                              Print Name:   /s/ Elaine B. Baxley,  M.D.
172,588 Shares                Its:  President

Date: June 11, 1996           P. O. Box 489, 1060 Hwy 1 South
                              (Street Address)

                              Lugoff, S.C. 29078
                              (City, State, Zip)

                              SHAREHOLDERS:


                              /s/ E. B. Baxley, M.D.
                              Elaine B. Baxley, M.D.

                              206 Fire Tower Road
                              (Street Address)

                              Camden, SC 29020
                              (City, State, Zip)


                               /s/ Ronald P. Hargrave, M.D.
                               Ronald P. Hargrave, M.D.

                               976 Houston Northcutt Blvd., Suite 3 #145
                               (Street Address)

                                Mt. Pleasant, SC 29464
                               (City, State, Zip)


                               /s/ Guy B. Kahler, M.D.
                               Guy B. Kahler, M.D.

                               2160 Leisure Road
                               (Street Address)

                               Camden, S.C. 29020
                               (City, State, Zip)

                                    Exhibit F


STATE OF SOUTH CAROLINA    )
                           )                    LEASE AGREEMENT
COUNTY OF KERSHAW )


         THIS LEASE AGREEMENT (the "Lease") is made as of this 10th day of June, 1996, by and between ELAINE B. BAXLEY, M.D.; RONALD PAUL HARGRAVE, M.D.; GUY B. KAHLER, M.D. (collectively the "Landlord"); and UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC., a South Carolina corporation (the "Tenant").

         This Lease is executed and delivered in connection with that certain Asset Purchase Agreement And Plan Of Reorganization by and between among others Landlord, Tenant, UCI Medical Affiliates, Inc., Doctor's Care, P.A., and Wateree Emergency Specialists, P.A. d/b/a Wateree Medical Center ("Seller") dated as of June 11, 1996 (the "Purchase Agreement") related to the purchase of certain assets of Seller by Tenant.

         In consideration of these premises and the mutual promises below, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged by the parties hereto, Landlord and Tenant agree as follows:

         1. Leased Premises. Landlord hereby leases, demises, and lets, to Tenant, and Tenant hereby leases from Landlord, that certain premises and all improvements thereon consisting of approximately five thousand one hundred eighty (5,180) square feet of office space now occupied by Seller and located at 1060 Highway 1 South, Lugoff, South Carolina 29078, all as more fully described on Schedule 1 attached hereto (collectively the "Premises"), upon the terms, covenants, and conditions hereinafter contained.

         2. Term. The term of this Lease shall commence on June 11, 1996, and terminate on June 30, 2011.

         3. Rent. Subject to Section 20 herein, the Tenant shall pay to the Landlord an annual rental of Forty-Six Thousand Six Hundred Twenty and No/100 ($46,620.00) Dollars, in monthly installments of Three Thousand Eight Hundred Eighty-Five and No/100 ($3,885.00) Dollars, on the first (1st) day of each month, payable in advance during the term of this Lease in lawful money of the United States, addressed to Landlord at Landlord's address set forth in Section 39 herein. Such rent shall be prorated in the amount of Two Thousand Five Hundred Ninety and No/100 ($2,590.00) Dollars for periods outstanding in the month of June 1996 at the commencement of this Lease. Notwithstanding the foregoing, during the term of this Lease, the rental hereunder shall be adjusted on each third (3rd) anniversary date of July 1, 1996 to reflect any increase (but not decrease) in the numerical level of the Consumer Price Index for all Urban Wage Earners and Clerical Workers (base year 1967=100) most recently published by the Bureau of Labor Statistics of the United States Department of Labor ("CPI"). Such annual adjustment shall be determined by dividing the CPI indicator from the month immediately prior to such anniversary date, by the CPI indicator published for the corresponding month of the prior adjustment hereunder, and multiplying the resultant number by the then current rental hereunder. In the event the CPI is not available in time to make the computation on any third anniversary date, the adjustment will be made retroactively to such anniversary date at such time as the CPI is available. If the base for the CPI is so changed that 1967 prices are no longer taken as representing 100, an appropriate adjustment will be applied to the published indices so as to relate them to the aforesaid base in which 1967 prices are taken as representing 100. In the event the CPI is discontinued, such other substantially similar government index or publication as chosen by Landlord for a reasonable replacement shall be used for such annual adjustment.

         4. Additional Rent. This Lease is a net lease. Tenant shall pay as additional rent throughout the term of this Lease, the following expenses:

                            A. Real Estate Taxes. All taxes and assessments of
every kind or nature which are now or may hereafter be imposed or assessed upon the Premises being leased hereunder by federal, state, or local government authority. Such items shall be prorated for periods outstanding at the commencement or the termination of this Lease.

                            B. Utilities. All charges for air conditioning,
heat, water, sewer, garbage collection, security, gas, electricity, light, telephone, or any other communication or utility service used in or rendered or supplied to the Premises through the term of this Lease. Such items shall be prorated for periods outstanding at the commencement or the termination of this Lease.

                            C. Insurance. All premiums for the insurance
coverage on the Premises or respecting business operations thereon as set forth in Section 12 hereof.

         Tenant shall make such payments directly to the intended recipient thereof. Prorations of such amounts at the commencement and termination of this Lease, as set forth above, shall be based upon bills for the immediately prior period unless actual amounts can be determined. Upon receipt of the actual bill for such period, the party receiving such bill shall promptly forward same to the other party and Landlord and Tenant shall then make such adjustment and payment as shall be required to make such proration accurate. Landlord shall be entitled, but shall have no obligation, to pay any taxes, utilities, or insurance not promptly paid by Tenant as required above, in which case the amount of such payment must be reimbursed to Landlord by Tenant within ten (10) days after notice of such payment is given by Landlord to Tenant.

         5. Condition of Premises. Subject to Sections 6 and 7 hereof, Tenant acknowledges that it has inspected the Premises, that this Lease is for space previously occupied. Except as set forth in Sections 6 and 7 hereof, Landlord shall not be required to make any repairs or improvements to the Premises being leased hereunder except repairs, if any, to the roof and walls of the Premises to the extent necessary for repair of leaks and/or structural integrity and safety. All other repairs to the Premises being leased hereunder shall be the responsibility of Tenant. Subject to the foregoing and Sections 6 and 7 hereof, Tenant shall, at its own expense, keep the Premises in good repair and shall make all necessary repairs and replacements to the Premises. Such repairs and replacements shall be made promptly, as and when necessary. On default of Tenant in making such repairs or replacements Landlord may, but shall not be required to, make such repairs and replacements for Tenant's account, and the expense thereof shall constitute and be collectible as additional rent.

                   6. Hazardous Substance Remediation. Notwithstanding anything contained herein to the contrary, Tenant shall not be required to remediate, purge or remove, or bear the cost of such remediation, purge or removal of, any hazardous substance which contaminated the Premises prior to the commencement of the term of this Lease or which existed at the commencement of the term of this Lease and worsened through no fault of Tenant thereafter. In addition, Tenant shall not be obligated to take actions to prevent such worsening of contamination which existed at the commencement of this Lease. Landlord shall indemnify Tenant and hold Tenant harmless from any and all liability, claim, injury, damage, penalty, or cost, (including reasonable attorney's fees) arising out of third party claims or assertions resulting from any hazardous substances existing on the Premises as of the effective date of this Lease.

                   7. Americans With Disabilities Act. Notwithstanding any term or provision to the contrary contained herein, the Landlord, at Landlord's sole cost and expense, shall ensure that the Premise and improvements thereon shall be in material compliance with the Americans With Disabilities Act, as the same is amended from time to time (the "Act"). Tenant shall not be required to make any alterations or additions to the Premises (both structural and non-structural) that may be necessary from time to time to keep or bring the Premises in material compliance with the Act unless such lack of compliance with the Act occurs as a result of a change by Tenant of Tenant's use of the Premises after the commencement of the term hereof. Landlord hereby represents and warrants that the Premises as presently used by Seller is in compliance with the Act.

                   8. Alterations. Tenant shall not make, or suffer to be made, any alterations of the Premises, or any part thereof, without the written consent of Landlord, which consent shall not be unreasonably withheld.

                   9. Entry by Landlord. Landlord shall have the right to enter the Premises at reasonable times, for the purpose of inspection, posting notices or supervising any necessary repairs and maintenance required hereto to be performed by Landlord, upon reasonable notice to Tenant.

                   10. Signs and Parking. Tenant shall have the exclusive right to use the parking area which is part of the Premises. Tenant, at its discretion, may erect such signs as it deems necessary or appropriate, so long as the same comply with applicable laws and zoning restrictions.

                   11. Assignment and Subletting. Tenant shall have the right to make subleases of all or any portion of the Premises and any permitted sublessee may use the same for any lawful purpose permitted by this Lease, so long as Tenant shall agree in writing to remain liable hereunder as though no subleases had been made, unless Landlord acknowledges in writing that Tenant shall not remain liable hereunder. Landlord may assign this Lease and all rights hereunder provided Tenant's use and enjoyment of the Premises during the term of this Lease is not disturbed.

                   12. Insurance Coverage. Tenant shall at all times maintain the following insurance coverage respecting the Premises and its business operations thereon: fire and hazard insurance on the building constituting a portion of the Premises for not less than the replacement cost thereof (in the event Tenant is not entitled to obtain such insurance, then Tenant shall pay the cost of Landlord's policy); public liability insurance for personal injury and property damage; workers' compensation insurance required by South Carolina law; hazard insurance on all contents and property of Tenant at the Premises and all property of other persons temporarily stored at the Premises; and such other insurance coverages required by this Lease or as are customarily carried on businesses such as that to be conducted by Tenant at the Premises. All such insurance coverage shall be in such amounts, upon such terms, and with such companies, as required by this Lease, now maintained, or otherwise approved by Landlord, shall name Landlord as an additional insured, and shall provide Landlord with at least ten (10) days' prior written notice of cancellation, non-renewal, or material amendment. Landlord agrees to approve any reputable, highly rated national insurance company licensed and in good standing in South Carolina and that the required amount of coverage of any such policy will not exceed the amount which can be obtained at standard rates.

                   13. Default of Tenant. The occurrence of any of the following events shall constitute a breach of this Lease:

                            A. The failure of Tenant to pay rent or to make any
other payment of money as herein required when due for a period of ten (10) days after delivery by Landlord of a written notice to Tenant of any such failure.

                            B. The expiration of a period of sixty (60) days
following (I) the adjudication of Tenant as a bankrupt by any court of competent jurisdiction, (II) the entry of an order approving a petition filed by one other than Tenant, seeking reorganization of Tenant under the National Bankruptcy Act or any other applicable law of the United States or of any State, or (III) the appointment of a trustee or receiver of all or substantially all of the business of property of Tenant, or (IV) the levy of any attachments, execution or garnishment upon the interest of Tenant hereunder, or upon the leasehold estate hereby created, unless during such period such adjudication, order or appointment of a receiver or trustee, attachment, execution or garnishment shall be vacated or unless within such period Tenant shall have taken proper action to vacate such adjudication, order or appointment of a receiver or trustee, attachment, execution or garnishment, and in such event such occurrence shall not constitute a breach of this Lease until final adjudication of the matter.

                            C. The filing by Tenant of a voluntary petition in
bankruptcy or the making of an assignment for the benefit of creditors; the consenting by Tenant to the appointment of a receiver or trustee of all or any part of its property, the filing by Tenant of a petition or answer seeking reorganization under the National Bankruptcy Act or any other applicable law, or the filing by Tenant of a petition to take advantage of any insolvency act.

                            D. The failure of Tenant to correct any default
hereunder, other than those specified in subdivisions (A), (B), and (C) of this
Section 13 within thirty (30) days after delivery by Landlord to Tenant of a written notice of such default, or if the default is of such a nature that it cannot be corrected within thirty (30) days, then the failure of Tenant within such period to commence and thereafter proceed diligently to cure such default.

                  If any of the above-mentioned events of default shall occur, the Landlord at its option may re-enter and take possession of the Premises, and at its option terminate this Lease and accelerate all payments due or coming due hereunder.

         14. Default of Landlord. If at any time during the term hereof Landlord shall default in any of its obligations under this Lease and/or the Purchase Agreement, Tenant may give written notice to Landlord of its intention to terminate the Lease together with a statement of the nature of such default, and such termination shall become effective on the thirtieth (30th) day after the date of such notice unless (a) such default shall be cured within thirty (30) days after such notice, or (b) if the default is of such a nature that it cannot be cured within such period, the necessary steps to cure such default are duly commenced within such period and are thereafter diligently pursued.

                   15. Holding Over. In case Tenant holds over after the end of any term herein provided, such tenancy shall be from month to month only, and not a renewal hereof; subject, however, to every other term, covenant and condition of this Lease, and the rent shall be at the monthly rate of the last year of the lease term.

                   16. Damage or Destruction. In case the Premises are so injured or damaged by fire or other cause as to be untenantable, Landlord shall have the right, at its option, within sixty (60) days, to repair and restore the Premises to tenantable conditions, and the rent shall abate during the period said Premises are untenantable. Should said Premises not be restored within sixty (60) days from the date of the fire or other cause rendering them untenantable, either party thereto may terminate this Lease by giving the other party written notice of its intention to do so not later than ninety (90) days after the fire or other cause rendering the Premises untenantable.

                   17. Condemnation. If any portion of the Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose so as to render the remaining portion of the Premises unsuited for Tenant's reasonable uses, even though the entire Premises be not so taken or condemned, then Tenant, at any time thereafter, shall have the right to terminate this Lease. Upon the termination of this Lease as herein provided, Tenant shall be entitled to a refund of all rents paid in advance from the date of termination to the date through which the rent shall have been paid. Tenant hereby waives any and all rights to participate in the proceeds of any award made in any condemnation proceedings for the taking of the Premises, or any portion thereof, except the right to participate in Tenant's equitable portion of any proceeds for the loss of Tenant's business at such location, if any.

                   18. Quiet Enjoyment. Landlord agrees and warrants that Tenant, keeping and performing the covenants herein contained on the part of Tenant to be kept and performed, shall at all times during the term of this Lease peaceably and quietly have, hold and enjoy the Premises.

                   19. Removal of Trade Fixtures / Related Leases. Upon the termination of the Lease, all trade fixtures, furniture, equipment and other personal property which Tenant placed upon the Premises may be removed by Tenant, provided Tenant shall otherwise leave the Premises in reasonable condition.

                   20. Subject to Purchase Agreement. This Lease is made, executed and delivered pursuant to the Purchase Agreement, and is subject to all the terms, provisions, and conditions thereof, including (without limitation) the indemnification therein. To the extent of any conflict between the terms hereof and thereof, the terms of the Purchase Agreement shall be controlling.

                   21. Representations and Warranties of Landlord. Landlord hereby jointly and severally warrants, represents, and covenants as follows:

                            A. Authority. Landlord has full power and authority
to execute this Lease and to consummate the transactions contemplated hereby. When executed and delivered, this Lease shall constitute valid and binding obligations of Landlord enforceable in accordance with its terms and conditions except as enforcement may be limited by applicable bankrupt, insolvency or similar laws effecting creditors rights generally and by principles of equity. Neither the execution nor the delivery of this Lease nor the consummation of the transactions contemplated hereby, nor the compliance with any of the terms and conditions hereof, will result in the breach by Landlord of any terms, conditions, or judgment, law or other contract, agreement or instrument to which Landlord is bound, or constitute a default of such indenture, mortgage, deed of trust, order, judgment, law or other contract, agreement or instrument.

                            B. Title to Premises. Upon execution and delivery of
this Lease, Landlord will have good, marketable and insurable title to the Premises, and will not be indebted to any contractor, laborer, mechanic, material man or any other person or entity for work, labor, materials or services in connection with the Premises for which any such person or entity could claim a lien against the Premises.

                            C. Consents. No consent of any third party is
required in connection with Landlord's lease of the Premises hereunder.

                            D. Litigation. There are no judicial or
administrative actions or proceedings pending, or to the best of Landlord's knowledge threatened, that question the validity of this Lease or any transaction contemplated hereby or that relate to the Premises, including but not limited to condemnation or bankruptcy proceedings, which if adversely determined would have an adverse effect upon Landlord's ability to enter into this Lease or perform its obligations hereunder or upon the use, enjoyment, or value of the Premises for Tenant.

                            E. Payables and Taxes. Landlord will pay all
payables and taxes, assessments, and charges respecting the Premises incurring prior to the commencement of the term of this Lease within a reasonable amount of time following the execution and delivery of this Lease.

                            F. Zoning. To the best of Landlord's knowledge, the
Premises is currently zoned for commercial operations and is in compliance with applicable zoning laws and ordinances; and Landlord does not know that the status of such zoning is in question or subject to change by the appropriate governmental authorities.

                            G. Environmental. To the best of Landlord's
knowledge, the Premises is not now used and have never been used, as a gasoline station or other site for the storage of petroleum products, or as a garbage or refuse dump site, a landfill, a waste disposal facility for the storage, processing, treatment or temporary or permanent disposal of regulated waste materials, including without limitation solid, industrial, toxic, hazardous, radioactive, nuclear or putrescible waste or sewage, and, to the best of Landlord's knowledge, is in substantial compliance with applicable environmental laws.

                   22. Representations and Warranties of Tenant. Tenant hereby represents, warrants, and covenants as follows:

                            A. Organization and Good Standing. Tenant is a
corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina and has full corporate power to carry on its businesses and to own and operate its properties and assets as presently owned and operated. Tenant has taken all corporate action necessary to approve and authorized the execution of this Lease, and to consummate the transactions contemplated hereby. When executed and delivered, this Lease shall constitute valid and binding obligations of Tenant, enforceable in accordance with its terms and conditions except as enforcement may be limited by applicable bankrupt, insolvency or similar laws effecting creditors rights generally and by principles of equity. Neither the execution nor the delivery of this Lease nor the consummation of the transactions contemplated hereby, nor compliance with all of the terms and conditions hereof, will result in the breach by Tenant of any of the terms, conditions or provisions of any trust, order, judgment, law, or other contract, agreement or instrument to which it is a party, or by which it is bound, or constitute a default of such indenture, mortgage, deed of trust, order, judgment, law, or other contract, agreement or instrument.

                            B. Consents. No consent of any third party is
required in connection with the lease of the Premises hereunder.

                            C. Litigation. There are no judicial or
administrative actions or proceedings pending, or to the best of Tenant's knowledge threatened, that question the validity of this Lease or any transaction contemplated hereby.

                   23. Binding Effect. This Lease shall inure to the benefit of the heirs, successors, representatives, and permitted assigns of the parties hereto, and shall bind the heirs, successors, representatives, and assigns of the parties hereto.

                   24. References to Gender and Number Terms. Whenever the context requires, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

                   25. Days Defined. Any reference in this Lease to a number of days shall mean calendar days unless otherwise expressly provided.

                   26. Attorney's Fees. If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the covenants, terms or conditions of this Lease, or for the recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party as part of the prevailing party's cost a reasonable attorney's fee, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

                   27. Headings. The headings of the paragraphs of this Lease are for convenience or reference only and are not a part of this Lease.

                   28. Modifications. This Lease can only be modified by a written agreement duly signed by authorized representatives of each party hereto. Moreover, in order to avoid uncertainty, ambiguity and misunderstandings in their relationships, the parties hereto covenant and agree not to enter into any oral agreement or understanding inconsistent or in conflict with this Lease; and the parties hereto further covenant and agree that any oral communication allegedly or purportedly constituting such an agreement or understanding shall be absolutely null, void and without effect.

                   29. Waiver. Any waiver by either party of any breach or any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Lease.

                   30. Relationship of the Parties. Nothing herein shall be deemed to create any partnership, joint venture, or agency relationship between the parties. Neither party shall make any representation or statement (whether oral or written) to any person or entity inconsistent with this paragraph.

                   31. Third Parties. The provisions of this Lease are not intended to be for the benefit of any third parties, and no third party shall be deemed to have any privity of contract with either of the parties hereto by virtue of this Lease.

                   32. Time of Essence. The parties acknowledge and agree that time is of the essence in the performance of this Lease.

                   33. Severability. If any provision or provisions of this Lease shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                   34. Governing Law. The construction and interpretation of this Lease shall at all times and in all respects be governed by the laws of the State of South Carolina.

                   35. Venue and Jurisdiction. The parties hereto hereby (i) agrees that any litigation, action or proceeding arising out of or relating to this Lease may be instituted in a state or federal court in the State of South Carolina, (ii) waives any objection which it might have now or hereafter to any such litigation, action or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submits to the jurisdiction of such courts in any such litigation, action or proceeding. For all purposes of this Lease, the parties hereto irrevocably consents to personal jurisdiction of such courts, and further agrees that service of process upon such party may be effected pursuant to the United States mail.

                   36. No Inference Against Author. No provision of this Lease shall be interpreted against any party because such party or its legal representative drafted such provision.

                   37. Entire Lease. This Lease constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous written or oral agreements and representations between the parties with respect thereto.

                   38. Recordation. This Lease or a memorandum hereof may be recorded by either party. The parties agree to execute for recording purposes any such memorandum.

                   39. Notices. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following: (i) upon receipt by the party to whom such notice, request, approval, consent, demand or other communication is being given; or (ii) three (3) business days after being duly deposited in the United States mail, certified or registered, return receipt requested, and addressed as follows:

                  Landlord:      Elaine B. Baxley, M.D.
                                 206 Firetower Road
                                 Camden, SC 29020


                  Tenant:        UCI Medical Affiliates of South Carolina, Inc.
                                 6168 St. Andrews Road
                                 Columbia, SC 29212
                                 Attn.:  Stephen Seeling, Esquire

The parties hereto may change their respective addresses by notice in writing given to the other party to this Lease.

                            [SIGNATURE PAGE ATTACHED]

         IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement to be effective as of the day and year first above written.

IN THE PRESENCE OF:                       LANDLORD:



/s/ Julian Hennig, III                    /s/ E. B. Baxley, M.D.
(Witness)                                 ELAINE B. BAXLEY, M.D.


 /s/ Charles Baxley
(Witness)



/s/ Julian Hennig, III                    /s/ Ronald Paul Hargrave, M.D.
(Witness)                                 RONALD PAUL HARGRAVE, M.D.


 /s/ Charles Baxley
(Witness)



/s/ Julian Hennig, III                    /s/ Guy B. Kahler, M.D.
(Witness)                                 GUY B. KAHLER, M.D.


 /s/ Charles Baxley
(Witness)

                                          TENANT:

                                          UCI MEDICAL AFFILIATES OF SOUTH
                                          CAROLINA, INC.


/s/ Julian Hennig, III                    By:  /s/ M.F. McFarland, III, M.D.
(Witness as to Tenant)                    Its: President


 /s/ Charles Baxley
(Witness as to Tenant)

                           [GUARANTY ATTACHED HERETO]

                                    GUARANTY

         The undersigned UCI MEDICAL AFFILIATES, Inc., a Delaware corporation ("UCI"), hereby irrevocably and unconditionally guarantee the proper and timely performance and/or full and timely payment of each and every term, obligation, covenant, representation and warranty of UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC. ("UCI of SC") contained in the foregoing Lease Agreement (the "Lease") by and between UCI of SC as Tenant, and Elaine B. Baxley, M.D.; Ronald Paul Hargrave, M.D.; Guy B. Kahler, M.D. collectively as Landlord respecting the premises located at 1060 Highway 1 South, Lugoff, South Carolina and dated June 11, 1996, as amended from time to time. This guaranty is a guarantee of payment and not of collection and shall survive any amendment or termination of the Lease until all obligations of UCI of SC under the Lease are satisfied in full. UCI hereby waives presentment, demand, protest, notice of non-payment, notice of default, notice of compromise or surrender, and any other demand or notice whatsoever in connection with this Guaranty. In the event this Guaranty is placed in the hands of an attorney for collection, all expenses of the prevailing party, including reasonable attorney's fees, shall be added to this Guaranty and collected as a part hereof. This Guaranty shall be governed by and construed in accordance with the laws of the State of South Carolina.


IN THE PRESENCE OF:                      UCI MEDICAL AFFILIATES, INC.



 /s/ Julian Hennig, III                  By:/s/ M.F. McFarland, III, M.D.
(Witness)                                Its:  President


 /s/ Charles Baxley
(Witness)

STATE OF SOUTH CAROLINA    )
                           )                    PROBATE
COUNTY OF KERSHAW          )


         PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-named ELAINE B. BAXLEY, M.D. sign, seal, and as his/her act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.


                               /s/ Charles Baxley
                               WITNESS

SWORN TO before me this
11th day of June, 1996.


/s/ Julian Hennig, III      (L.S.)
Notary Public for South Carolina
My Commission Expires:  1-10-2000



STATE OF SOUTH CAROLINA    )
                           )                    PROBATE
COUNTY OF KERSHAW          )


         PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-named RONALD PAUL HARGRAVE, M.D. sign, seal, and as his/her act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.


                               /s/ Charles Baxley
                               WITNESS
SWORN TO before me this
11th day of June, 1996.


/s/ Julian Hennig, III      (L.S.)
Notary Public for South Carolina
My Commission Expires:  1-10-2000

STATE OF SOUTH CAROLINA    )
                           )                    PROBATE
COUNTY OF KERSHAW          )


         PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-named GUY B. KAHLER, M.D. sign, seal, and as his/her act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.


                               /s/ Charles Baxley
                               WITNESS
SWORN TO before me this
11th day of June, 1996.


/s/ Julian Hennig, III      (L.S.)
Notary Public for South Carolina
My Commission Expires:  1-10-2000



STATE OF SOUTH CAROLINA    )
                           )                    PROBATE
COUNTY OF KERSHAW          )


         PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-named UCI Medical Affiliates of South Carolina, Inc., by M.F. McFarland, III, M.D., its President, sign, seal, and as its act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.

                               /s/ Charles Baxley
                               WITNESS
SWORN TO before me this 11th day of June, 1996.


/s/ Julian Hennig, III      (L.S.)
Notary Public for South Carolina
My Commission Expires:  1-10-2000

STATE OF SOUTH CAROLINA    )
                           )                    PROBATE
COUNTY OF KERSHAW          )


         PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-named UCI Medical Affiliates, by M.F. McFarland, III, M.D., its President, sign, seal, and as its act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.

                               /s/ Charles Baxley
                              WITNESS
SWORN TO before me this
11th day of June, 1996.


/s/ Julian Hennig, III      (L.S.)
Notary Public for South Carolina
My Commission Expires:  1-10-2000

                                   SCHEDULE 1

                        Legal Description of the Premises


All that piece, parcel or lot of land containing .51 acre, with improvements thereon, if any, lying, being and situate in the Community of Lugoff, County of Kershaw, State of South Carolina, and being bound as follows: NORTHWEST by other property of Plantation Development; NORTHEAST by property of Kershaw Baptist Association; SOUTHEAST by the right-of-way of U.S. Highway No. 1; and SOUTHWEST by other property of Plantation Development.

The foregoing is more clearly shown on a plat prepared for Wateree Medical Center, Owners: Elaine B. Baxley, M.D., Guy B. Kahler, M.D. and Ronald P. Hargrave, M.D. by S. Tetterton, R.L.S., dated August 8, 1988, and recorded in the office of the Clerk of Court for Kershaw County in Plat Book 38 at page 813, incorporation of which is made by specific reference thereto.

                                    Exhibit G

                          PHYSICIAN SERVICES AGREEMENT


         This Physician Services Agreement ("Agreement") is made and entered into as of June 11, 1996, to be effective as of June 12, 1996, by and between Emergency Medicine Specialists, P.A., a South Carolina professional association ("EMS"), and Doctor's Care, P.A., a South Carolina professional association ("Doctor's Care").

         INTRODUCTION. UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation ("Buyer"), owns and/or leases various medical-related facilities and equipment in South Carolina and has contracted with Doctor's Care to provide health care services at such facilities. Wateree Emergency Specialists, a South Carolina professional corporation d/b/a Wateree Medical Center (""Wateree"), owns and operates a medical practice located at 1060 Highway 1 South, Lugoff, South Carolina 29078 ("Premises").

         Wateree, Buyer, Doctor's Care, and EMS among others have entered into that certain Asset Purchase Agreement And Plan Of Reorganization, dated as of June 11, 1996 (the "Purchase Agreement") respecting the sale by Wateree to Buyer of substantially all of the assets of Wateree, which assets are utilized in Wateree's business at the Premises. In connection with the above-described sale of assets, EMS, as an independent contractor, desires to supply physicians to Doctor's Care to staff the Premises pursuant to the terms and conditions contained herein.

         AGREEMENT. In consideration of the foregoing, and the mutual promises contained herein and other valuable consideration, the legal sufficiency of which is hereby acknowledged, Doctor's Care and EMS hereby agree as follows:

         1.       Term.

                  1.1 Initial Term. The initial term of this Agreement shall commence on the effective date hereof, and shall continue unless earlier terminated pursuant to Section 5 hereof for a term of two (2) years ending at midnight on June 11, 1998 (the "Initial Term").

                  1.2 Additional Terms. This Agreement shall renew for consecutive additional one (1) year terms (collectively the "Additional Terms" or singularly an "Additional Term") unless either party hereto delivers written notice to the other party hereto on or before ninety (90) days prior to the expiration of the then existing term stating such party's desire not to renew this Agreement.

         2. EMS's Responsibilities. In addition to the other specific obligations set forth herein, EMS shall be responsible for the following:

                  2.1 Professional Services. During the term of this Agreement, EMS, as an independent contractor, shall provide to Doctor's Care primarily at the Premises and any other Doctor's Care's facility determined by mutual agreement of the parties hereto, the services of physicians licensed in the State of South Carolina, who are employed by EMS, and who have been prior approved by Doctor's Care (the "Approved Physicians"), all as set forth herein (the "Physician Services"). On or before the twentieth (20th) day of each month, EMS shall deliver to Doctor's Care, for Doctor's Care's review and approval which cannot be unreasonably withheld, a physician work schedule of the Premises for all hours of operation during the succeeding month. Such schedule shall include an average of no less than sixty (60) hours per week of Physician Services to be provided by EMS hereunder. The remainder of the physician hours necessary to staff the Premises during all hours of operation shall be supplied by Doctor's Care. In the event that such schedule is not approved by Doctor's Care, EMS shall be required to provide a revised physician schedule to Doctor's Care, for Doctor's Care's review and approval which cannot be unreasonably withheld, within two (2) calendar days after notice of such unapproved schedule is given to EMS. In the event such revised schedule is not acceptable to Doctor's Care, the parties hereto acknowledge that the schedule of physician services at the Premises shall be determined Doctor's Care in its sole discretion; provided however, Doctor's Care cannot schedule any employee of EMS to work during any work shift without the consent of EMS. The parties hereto acknowledge that the services of more than one Approved Physician may be scheduled to be provided simultaneously to Doctor's Care hereunder. It is anticipated that the services of at least one Approved Physician will be scheduled to be provided to Doctor's Care's facility at the Premises on at least every other Saturday during the term of this Agreement. The parties hereto acknowledge that EMS shall have complete discretion to determine which Approved Physician(s) provides Physician Services to Doctor's Care hereunder. The Approved Physicians shall be determined in accordance with Section 6 hereof. EMS shall have complete control of and responsibility for the hiring, compensation, supervision, training, evaluation and termination of all employees of EMS, including but not limited to the Approved Physicians. Subject to the foregoing, the parties hereto agree to cooperate in the physician staffing of the Premises in the event of a personal or family emergency or illness.

                  2.2 Application of Standards. Doctor's Care agrees not to interfere with any Approved Physician's independent medical judgment relating to the services to be rendered under this Agreement. EMS acknowledges and agrees that all Approved Physicians shall perform their duties under this Agreement in conformity with and shall comply with: (i) all applicable standards, rulings, regulations and requirements of the United States Department of Health and Human Services, the South Carolina Department of Health and Environmental Control, and any federal, state, or local government agency, or accrediting body having jurisdiction over the services provided by Doctor's Care and/or the Approved Physicians and any programs and services offered by Doctor's Care; (ii) the policies, rules and regulations of Doctor's Care (including those of any department, section or division thereof), as the same may be amended and in effect from time to time; (iii) the Principles of Medical Ethics of the American Medical Association; and (iv) the standard of care required of physicians practicing in the State of South Carolina.

                  2.3 Expenses/Insurance. At all times during the term of this Agreement, EMS shall be solely responsible to provide, and shall provide, on behalf of each Approved Physician providing Physician Services hereunder any and all employee benefits including but not limited to worker's compensation coverage (if required by law) and professional liability insurance in maximum amounts as are offered by the Joint Underwriters Association and the South Carolina Patient's Compensation Fund, or, if with another insurance company licensed in the State of South Carolina, "occurrence" coverage of at least $1,000,000 annual/$3,000,000 aggregate. During the term of this Agreement, Doctor's Care and UCI of SC shall be listed as additional insureds under such policies, and such insurance coverage shall provide Doctor's Care and UCI of SC with at least thirty (30) days prior written notice of cancellation, non-renewal, or material amendment. Upon written request at any time during the term of this Agreement, EMS shall promptly provide Doctor's Care and UCI of SC with written evidence in form and substance reasonably satisfactory to Doctor's Care and UCI of SC of such insurance. At the execution of this Agreement, EMS shall provide to Doctor's Care written evidence in form and substance reasonably satisfactory to Doctor's Care of such insurance.

                  2.4 Administrative Duties. EMS shall perform such administrative duties on behalf of Doctor's Care and EMS as are determined by Doctor's Care to be reasonable and necessary to ensure the proper and efficient operation of Doctor's Care's business, including but not limited to all record keeping for patients treated by Approved Physicians hereunder shall be the sole responsibility of EMS, and each Approved Physician shall complete all such charts and records for such patients in accordance with the highest medical standards.

                  2.5 Licensure; Narcotics. EMS shall ensure that during the term of this Agreement, all Approved Physicians supplying Physician Services hereunder are (a) duly licensed to practice medicine in the State of South Carolina, and (b) have all required narcotics and controlled substances numbers.

                  2.6 Programs. Upon the reasonable request of Doctor's Care, EMS and its Approved Physicians shall execute any agreements necessary for Doctor's Care's participation in and reimbursement from public or private third party payers including, but not limited to, insurance, HMO, Medicaid,

Medicare, and other private managed care programs with whom Doctor's Care otherwise contracts as a participant or a provider. Notwithstanding anything contained in this Section 2.6, at no time shall the medical judgment of the Approved Physicians related to patient care, patient management, or medical treatment of the patients of Doctor's Care be limited by this Section 2.6.

                  2.7 Patients. EMS agrees that all patient lists, records, and charts for patients treated by Approved Physicians hereunder are the property of Doctor's Care, and that upon termination of this Agreement for any reason, EMS and the Approved Physicians shall not be entitled to receive any patient list, records, or charts.

         3. Doctor's Care's Duties. In addition to the other covenants and obligations set forth herein, Doctor's Care shall have the following duties:

                  3.1 Management. Doctor's Care and/or UCI of SC shall provide comprehensive management services for all Doctor's Care facilities, including without limitation, billing, collection, payment of all expenses, and all other necessary duties attendant to the proper management of a medical office. Doctor's Care and/or UCI of SC shall be solely responsible for the employment and termination decisions regarding nurses and staff other than the Approved Physicians.

                  3.2 Facilities/Supplies. Doctor's Care and/or UCI of SC shall provide suitable office space and facilities, furniture, fixtures, equipment, supplies and employees and assistants necessary and appropriate for the proper performance of the duties of the Approved Physicians hereunder; provided however, EMS and/or the Approved Physician shall supply such Approved Physician with any necessary doctor's lab coat and stethoscope.

         4.       Compensation.

                  4.1 Initial Term. Subject to Section 10 herein, during the term of this Agreement, Doctor's Care shall pay to EMS for each hour of Physician Services provided to Doctor's Care during the Initial Term, the sum of Eighty-Six and 50/100 ($86.50) Dollars (the "Fee"), payable no less frequently than monthly.

                  4.2 Additional Term. Subject to Section 10 herein, during the term of this Agreement, Doctor's Care shall pay to EMS for each hour of Physician Services provided to Doctor's Care during any Additional Term as defined in Section 1.2 hereof, no less frequently than monthly, the Fee adjusted as follows: upon the first anniversary of the commencement of Initial Term (as defined in Section 4.1, and continuing during each Additional Term as defined
Section 1.2 hereof, the Fee shall be adjusted to reflect any increase (but not decrease) in the numerical level of the Consumer Price Index for all Urban Wage Earners and Clerical Workers (base year 1967=100) most recently published by the Bureau of Labor Statistics of the United States Department of Labor ("CPI"). Each such adjustment shall be determined by dividing the CPI indicator from the month immediately prior to the commencement of the just commenced Additional Term, by the CPI indicator published for the month preceding the commencement of the immediately prior Initial or Additional Term, whichever applicable (provided however, for purposes hereof in no event shall such resultant number be less than three (3.0%) percent, nor greater than six (6.0%) percent), and then multiplying the resultant number by the last adjusted Fee as determined in this
Section 4. In the event the CPI is not available in time to make the computation, the adjustment will be made retroactively to such commencement of such Additional Term at such time as the CPI is available. If the base for the CPI is so changed that 1967 prices are no longer taken as representing 100, an appropriate adjustment will be applied to the published indices so as to relate them to the aforesaid base in which 1967 prices are taken as representing 100. In the event the CPI is discontinued, such other substantially similar government index or publication as chosen by EMS for a reasonable replacement shall be used for such adjustment.

         5. Termination. Upon a breach of any term of this Agreement which is not cured to the non-breaching party's reasonable satisfaction within thirty
(30) days after written notice thereof, the non-breaching party hereto may terminate this Agreement upon written notice to the breaching party.

         6. Approved Physicians. For purposes hereof, the initial Approved Physicians shall be Elaine B. Baxley, M.D.; Ronald P. Hargrave, M.D.; and Guy B. Kahler, M.D. No other physician may provide services hereunder unless such physician is approved as an Approved Physician by Doctor's Care in writing in advance of such physician providing services hereunder. Such approval by Doctor's Care shall not be unreasonably withheld. Notwithstanding the foregoing, unless waived in writing by Doctor's Care, a physician shall not be approved as an Approved Physician hereunder in the event such physician (i) is not licensed to practice medicine in the State of South Carolina, (ii) losses such physician's controlled substances number; or (iii) is not Board Certified in Family Practice, Emergency Medicine, or Internal Medicine.

         7. Independent Contractor. It is mutually understood and agreed that EMS and its agents (including the Approved Physicians) shall be and at all times shall act and perform as independent contractors. As an independent contractor, EMS shall be responsible for the payment of all applicable salaries and wages of EMS's employees and agents, as well as all applicable federal, state, and local taxes and any payments related to unemployment compensation.

         8. Fees For Services Provided To Patients. EMS acknowledges that all fees receivable, received or collected as a result of EMS's and the Approved Physicians' professional medical services rendered hereunder, together with all emoluments, e.g. witness fees, report fees, etc., shall be the sole and exclusive property of Doctor's Care. Accordingly EMS hereby acknowledges and assigns to Doctor's Care any and all fees related to the Physician Services provided hereunder, regardless of whether such fees are collected during or after the term of this Agreement.

         9.       Indemnity Rights.

                  9.1 General Indemnity. EMS shall indemnify and hold Doctor's Care, UCI of SC, and UCI Medical Affiliates, Inc., a Delaware corporation and parent corporation of UCI of SC ("UCI"), and their respective officers, directors and agents harmless, from any and all losses, damages, liabilities, claims, suits, demands, penalties, assessments, obligations, causes of actions or costs (including reasonable litigation expenses and legal fees) asserted against or incurred by Doctor's Care, UCI, or UCI of SC as a result of any breach by EMS or its agents (including the Approved Physicians) of any covenant, warranty, representation, or agreement, made by EMS herein or in agreements related hereto including but not limited to litigation expenses and legal fees that might be incurred because of such breach.

                  9.2 Special Indemnities. EMS shall indemnify and hold Doctor's Care, UCI, and UCI of SC and their respective officers, directors, and agents harmless from any and all losses, damages, liabilities, claims, suits, demands, penalties, taxes, assessments, obligations, causes of action, or costs (including reasonable litigation expenses and legal fees) asserted against or incurred by Doctor's Care, UCI, or UCI of SC as a result of:


                           9.2.1 Malpractice. Any negligent or willful act or
omission of EMS or its agents (including the Approved Physicians), including but not limited to any medical malpractice claim asserted against EMS, UCI, UCI of SC, Doctor's Care, and/or any Approved Physician arising out of, or in any way related to, this Agreement and/or the services provided by EMS to Doctor's Care hereunder.

                           9.2.2 Independent Contractor Status. Any
determination by the Internal Revenue Service, South Carolina Department of Revenue, or any other governmental agency, court, or tribunal that any Approved Physician providing services hereunder is an employee of Doctor's Care, UCI and/or UCI of SC.

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                           9.3 Survival. The terms of this Section 9 shall
survive the termination or expiration of this Agreement.

         10. Non-Disclosure of Information. During the term of this Agreement and for a period of three (3) years after the termination or expiration of this Agreement for any reason, EMS shall not directly or indirectly, divulge or disclose for any purpose whatsoever any confidential information that has been developed or obtained by, or disclosed to, EMS and/or the Approved Physicians at any time on or after the date hereof (exclusive of such information as is in the public domain). EMS acknowledges that such confidential information is of a special and unique nature and value relating to matters of the Doctor's Care and UCI of SC's business, including without limitation, Doctor's Care's procedures, manuals, confidential reports, records, operational expertise, lists of patients and potential patients, pricing information and lists, and marketing materials and methods (all of which are deemed for all purposes to be confidential, proprietary, and trade secrets of the Doctor's Care and UCI of SC). Any confidential information in EMS's possession shall be returned to the Doctor's Care upon any termination or expiration of this Agreement. The terms of this Section shall survive the termination or expiration of this Agreement.

         11. Covenants against Competition. In consideration of the restrictions and covenants contained herein and such other consideration set forth in this Agreement, the receipt and adequacy of which are hereby acknowledged, EMS covenants as follows:

                  11.1 Patients, Etc. During the term of this Agreement and for a period of three (3) years after the termination or expiration of this Agreement for any reason, EMS shall not, directly or through an Affiliate (as defined below), (i) solicit or divert (or assist another person or entity to solicit or divert) any DC Patient (as defined below) from purchasing or using any of Doctor's Care's and/or UCI of SC's services, or (ii) provide anywhere in the Territory (as defined below) medical care or services in any primary, urgent, general family, or industrial or occupational medical care facility or practice providing the same or similar services provided or offered by Doctor's Care and/or UCI of SC. For purposes of this Section 11.1, the term "DC Patient" shall mean any patient of Doctor's Care and/or UCI of SC and shall include (without limitation) every such person to which EMS and/or any agent of EMS (including any Approved Physician) provides or has provided medical services hereunder directly or indirectly on behalf of Doctor's Care or UCI of SC. For purposes hereof, the term "Territory" shall mean everywhere within a fifteen
(15) mile radius of the Premises.

                  11.2 Ownership. During the term of this Agreement and for a period of three (3) years after the termination or expiration of this Agreement for any reason, in addition to (but not in limitation of) the restrictions of
Section 11.1, EMS shall not, directly or through an Affiliate (as defined below), own an equity interest (other than as the holder for investment purposes only of up to 2% of the outstanding capital stock of any corporation which is publicly traded on a national stock exchange or the NASDAQ National Market System, so long as EMS is not a controlling person of, or a member of a group that controls, such corporation, and EMS is not otherwise affiliated in any capacity with such corporation) in any entity or enterprise conducting operations in the Territory which is competitive with the business activities engaged in by Doctor's Care and/or UCI of SC.

                  11.3 Employees. During the term of this Agreement and for a period of three (3) years after the termination or expiration of this Agreement for any reason, in addition to (but not in limitation of) the restrictions of Sections 11.1 and 11.2, EMS shall not, directly or through an Affiliate (as defined below) solicit or in any manner attempt to solicit or induce any person employed by, or an agent of, Doctor's Care or UCI of SC to terminate such person's association or contract of employment or agency, as the case may be, with Doctor's Care and/or UCI of SC.

                  11.4 Definition of Affiliate. For purposes of this Agreement, an "Affiliate" of EMS is a Person (as defined below) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with EMS. For purposes of this Agreement, a "Person" includes, in addition to such person, all of the following persons: (i) any relative or spouse of such person, or any relative of such spouse, any one of whom has the same home as such person; (ii) any trust or estate in which

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such person or any of the persons specified in Section 11.4(i) of this Agreement collectively own ten percent (10%) or more of the total beneficial interest, or of which any of such persons serve as trustee, executor or in any other capacity; and (iii) any corporation, partnership, limited liability company or other organization in which such person or any of the persons specified in
Section 11.4(i) of this Agreement are the beneficial owners collectively of ten percent (10%) of any class of equity securities, of the equity interest, or of the partnership interest.

                  11.5 Exception. Notwithstanding the foregoing, EMS shall not be deemed to be in violation of any covenant contained herein as a result of EMS's or its agents' (including any Approved Physician): (i) providing urgent or emergency medical services within the emergency room of any medical facility licensed as a hospital in the State of South Carolina, or (ii) providing emergency care to any patient in a potentially life-threatening situation, or
(iii) providing medical services directly or indirectly on behalf of Doctor's Care, or (iv) providing medical services to any family member by blood or marriage to Elaine B. Baxley, M.D., Ronald P. Hargrave, M.D., or Guy B. Kahler, M.D., within the third degree of consanguinity.

                   11.6 The terms of this Section 11 shall survive the termination or expiration of this Agreement.

         12.      Remedies.

                  12.1 Injunctive Relief. In the event of a breach or threatened breach by EMS or any of its agents (including any Approved Physician) of any of the provisions of Sections 10 or 11 hereof, Doctor's Care and/or UCI of SC, in addition to, and not in limitation of, any other rights, remedies, or damages available to Doctor's Care and/or UCI of SC at law or in equity, shall be entitled to a temporary restraining order, preliminary injunction, and permanent injunction in order to prevent or restrain any such breach EMS or by EMS's partners, agents, representatives, servants, employers, employees, companies, consulting clients, and/or any and all persons directly or indirectly acting for or with EMS. EMS agrees that in the event of any breach by EMS of the covenants set forth in this Agreement, Doctor's Care and UCI of SC shall suffer irreparable harm for which the remedy of monetary damages may be inadequate.

                   12.2 The terms of this Section 12 shall survive the termination or expiration of this Agreement.

         13.      Reasonableness of Restrictions.

                  13.1 Acknowledgment. EMS has carefully read and considered the provisions of Sections 10, 11, 12 and 13, and, having done so, voluntarily agrees that the restrictions set forth in those Sections, including, but not limited to, the time period of restriction, the geographical areas of restriction, and the scope of restricted activities set forth in Section 11, are fair and reasonable and are reasonably required for the protection of the legitimate interests of Doctor's Care and UCI of SC, and their respective parent or subsidiary corporations, partnerships, officers, directors, partners, employees and affiliates, including but not limited to UCI. The parties hereto acknowledge that EMS and its agents (including the Approved Physicians) during the term of this Agreement will make use of, acquire, and add to confidential and proprietary information and trade secrets of Doctor's Care and/or UCI of SC, and will develop unique relationships with patients, suppliers, and employees of Doctor's Care and/or UCI of SC and unique information and knowledge about the competitive market, locations, potential patients and customers, processes and prospects of Doctor's Care and UCI of SC's business. Doctor's Care has required, as a condition precedent to its enter into this Agreement, that EMS covenant not to divulge any confidential information and not to compete with Doctor's Care and/or UCI of SC as set forth herein. EMS has agreed to provide such covenants as set forth herein as a material inducement to Doctor's Care to enter into this Agreement and in consideration of the payments to be made hereunder.

                  13.2 Enforcement. In the event that, notwithstanding the foregoing, any of the provisions of Sections 10, 11, or 13 or any parts thereof shall be held to be invalid or unenforceable, the

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remaining provisions or parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included therein. In the event that any provisions of Sections 10 or 11 relating to the time period and/or the areas of restriction and/or the scope of restricted activities and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or the scope of restricted activities and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

                   13.3 The terms of this Section 13 shall survive the termination or expiration of this Agreement.

         14. Modifications. This Agreement can only be modified by a written agreement duly signed by authorized representatives of the parties hereto, and variances from or addition to the terms and conditions of this Agreement in any order or other writing from the Customer will be of no effect. Moreover, in order to avoid uncertainty, ambiguity and misunderstandings in their relationships, the parties hereto covenant and agree not to enter into any oral agreement or understanding inconsistent or in conflict with this Agreement; and the parties hereto further covenant and agree that any oral communication allegedly or purportedly constituting such an agreement or understanding shall be absolutely null, void and without effect.

         15. Waiver. Any waiver by either party of any breach or any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Agreement.

         16. Relationship of the Parties. Nothing herein shall be deemed to create any partnership, joint venture, or agency relationship between the parties. Neither party shall make any representation or statement (whether oral or written) to any person or entity inconsistent with this Section.

         17. Third Parties. Other than UCI and UCI of SC, the provisions of this Agreement are not intended to be for the benefit of any third parties, and no third party shall be deemed to have any privity of contract with either of the parties hereto by virtue of this Agreement.

         18. Assignments. Neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party hereto.

         19. Cumulative Remedies. All rights and remedies of a party hereunder shall be cumulative and in addition to such rights and remedies as may be available to a party at law or equity.

         20. Venue and Jurisdiction. The parties hereto hereby (i) agree that any litigation, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court in South Carolina, (ii) waive any objection which it might have now or hereafter to any such litigation, action or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submit to the jurisdiction of such courts in any such litigation, action or proceeding. For all purposes of this Agreement, each party hereto hereby submits to the venue and jurisdiction of the courts in the State of South Carolina (federal and state), irrevocably consents to personal jurisdiction of such courts, and further agrees that service of process upon each party hereto may be effected pursuant to United States mail.

         21. Collection. If it is necessary for either party hereto to employ attorneys for the collection of amounts payable hereunder or to enforce any right hereunder, all costs and expenses of the prevailing party incident to such collection or enforcement, including without limitation reasonable fees of such attorneys, shall be paid by the non-prevailing party.

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         22. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         23. Governing Law. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of South Carolina.

         24. No Inference Against Author. No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

         25. Captions and Headings. The captions and headings are inserted in this Agreement for convenience only, and in no event be deemed to define, limit or describe the scope or intent of this Agreement, or of any provision hereof, nor in any way affect the interpretation of this Agreement.

         26. Usage. All pronouns and defined terms appearing herein shall be deemed to include both the singular and plural, and to refer to all genders, unless the context clearly requires otherwise. The words "hereby", "herein", "hereof", "hereunder" and words of similar import shall refer to this Agreement in its entirety and not to any particular provision or subdivision hereof. The words "Section" or "Article" shall refer to the referenced portions of this Agreement.

         27. Notices. All notices, requests, approvals, consents, demands and other communication provides for or permitted hereunder shall be in writing, signed by an authorized representative of the sender and addressed to the respective party at the address set forth below:

        Doctor's Care:              Doctor's Care, P.A.
                                    6168 St. Andrews, Road
                                    Columbia, SC 29212-3132
                                    Attn.: M.F. McFarland, III, MD

        EMS:                        Emergency Medicine Specialists, P.A.
                                    206 Firetower Road
                                    Camden, SC 29020
                                    Attn: Elaine B. Baxley, M.D.

         A party hereto may change its respective address by notice in writing given to the other parties to this Agreement. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following; (i) when delivered to the party to whom such notice, request, approval, consent, demand or the communication is being given, or (ii) five (5) business days after being duly deposited in the US mail, certified, return receipt requested.

         28. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same original.

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         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first above written.

IN THE PRESENCE OF:              EMS:

                                 EMERGENCY MEDICINE SPECIALISTS, P.A.



/s/ Julian Hennig, III           By:     /s/ E.B. Baxley, M.D.

(Witness as to EMS)              Its:    President



/s/ Charles Baxley
(Witness as to EMS)



                                 DOCTOR'S CARE:

                                 DOCTOR'S CARE, P.A.



/s/ Julian Hennig, III            By:     /s/ M.F. McFarland, III, M.D.

(Witness as to Doctor's Care)     Its:    President



/s/ Charles Baxley
(Witness as to Doctor's Care)


                           [GUARANTY ATTACHED HERETO]

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                                    GUARANTY

         The undersigned shareholders of Emergency Medicine Specialists, P.A., a South Carolina professional association ("EMS"), hereby irrevocably and unconditionally guarantee, jointly and severally, the proper and timely performance and/or full and timely payment of each and every term, obligation, covenant, representation and warranty of EMS contained in the foregoing Physician Services Agreement (the "Agreement") by and between EMS and Doctor's Care, P.A., a South Carolina professional association, dated effective as of June 12, 1996, as amended from time to time. This guaranty is a guarantee of payment and not of collection and shall survive any amendment or termination of the Agreement until all obligations of EMS under the Agreement are satisfied in full. Each of the undersigned hereby waives presentment, demand, protest, notice of non-payment, notice of default, notice of compromise or surrender, and any other demand or notice whatsoever in connection with this Guaranty. In the event this Guaranty is placed in the hands of an attorney for collection, all expenses of the prevailing party, including reasonable attorney's fees, shall be added to this Guaranty and collected as a part hereof. This Guaranty shall be governed by and construed in accordance with the laws of the State of South Carolina.

IN THE PRESENCE OF:

/s/ Julian Hennig, III                    /s/ E. B. Baxley, M.D.
(Witness)                                 Elaine B. Baxley, M.D.

/s/ Charles Baxley
(Witness)


/s/ Julian Hennig, III                    /s/ Ronald P. Hargrave, M.D.
(Witness)                                 Ronald P. Hargrave, M.D.

/s/ Charles Baxley
(Witness)


/s/ Julian Hennig, III                    /s/ Guy B. Kahler, M.D.
(Witness)                                 Guy B. Kahler, M.D.

/s/ Charles Baxley
(Witness)

                                    Exhibit H

                            NON-COMPETITION COVENANT


         THIS NON-COMPETITION COVENANT ("Agreement"), is made and entered into to be effective as of this 11th day of June, 1996, by and between UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation ("Buyer"), and
                                     ("Shareholder").


                              Preliminary Statement

         Shareholder is currently an officer and shareholder of Wateree Emergency Specialists, P.A., a South Carolina professional corporation d/b/a Wateree Medical Center ("Seller"). Buyer owns and/or leases various medical-related facilities and equipment in South Carolina and has contracted with Doctor's Care, P.A., a South Carolina professional corporation ("Doctor's Care"), to provide health care services at such facilities.

         Seller, Buyer, Shareholder, UCI Medical Affiliates, Inc., and Doctor's Care among others have entered into that certain Asset Purchase Agreement And Plan of Reorganization, dated as of June 11, 1996 (the "Purchase Agreement") respecting the sale by Seller to Buyer of substantially all of the assets of Seller (the "Assets"), which assets are utilized in Seller's business of a medical practice located at 1060 Highway 1 South, Lugoff, Kershaw County, South Carolina (the "Business"). Also, pursuant to that certain Lease Agreement dated the date hereof (the "Lease"), Seller shall lease certain real estate and improvements located at 1060 Highway 1 South, Lugoff, South Carolina at which the Business is operated (the "Building").

         Seller has conducted the Business for a substantial number of years, and Shareholder has been an officer, director, shareholder, and employee of the Business since Seller's incorporation in 1989. Thereby, Shareholder has made use of, acquired, and added to confidential and proprietary information and trade secrets of Seller, all of which are portions of the Assets of Seller (which Assets are being sold to Buyer pursuant to the Purchase Agreement).

         Shareholder also has developed unique relationships with patients, suppliers, and employees of Seller and unique information and knowledge about the competitive market, locations, potential patients, processes and prospects of Seller's Business.

         Buyer intends to operate the Assets acquired by it for Buyer's business similar to Seller's Business. The value of Buyer's acquisition would be diminished in the event that Shareholder were to compete with Buyer and/or Doctor's Care, to assist another person or entity to compete with Buyer and/or Doctor's care, or to wrongfully divulge any confidential information.

         Buyer has required, as a condition precedent to its purchase of such Assets and lease of the Building pursuant to the Purchase Agreement, that Shareholder covenant not to divulge any confidential information and not to compete with Buyer and/or Doctor's Care as set forth herein.

         Shareholder has agreed to provide such covenants as set forth herein as a material inducement to Buyer to enter into and close the Purchase Agreement and in consideration of the payments to be made thereunder. Shareholder's covenants contained herein are ancillary to the Purchase Agreement. Shareholder acknowledges that he/she will benefit from the Purchase Agreement.

         Pursuant to the Purchase Agreement, Buyer and Shareholder desire to set forth the terms and conditions of their agreements and understandings respecting such covenants.

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                             Statement of Agreement

         NOW, THEREFORE, in consideration of the foregoing premises, the promises set forth herein, the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Shareholder and Buyer, intending to be legally bound, hereby agree and covenant as follows:

         1. Non-Disclosure of Information. Shareholder shall not, at any time after the date hereof, directly or indirectly, divulge or disclose for any purpose whatsoever any confidential information that has been developed or obtained by, or disclosed to, Shareholder at any time before or after the date hereof (exclusive of such information as is in the public domain or as is required to be disclosed pursuant to an applicable law, rule, regulation, or final non-appealable order of a court of competent jurisdiction). Shareholder acknowledges that such confidential information is of a special and unique nature and value relating to matters of Seller's Business, including, without limitation, Seller's lists of patients and potential patients, leases or contacts (which were specifically targeted by Seller prior to Closing), pricing information and lists, sales and marketing materials and methods, proprietary information, trade secrets, trademarks, systems, procedures, manuals, confidential reports, records, operational expertise, the nature and type of services rendered by Seller, the equipment and methods used and preferred by Seller's patients and customers, and the fees paid by them (all of which are deemed for all purposes to be confidential, proprietary, and trade secrets of Seller transferred to Buyer pursuant to the Purchase Agreement).

         2. Covenants against Competition. For a period of three (3) years after the effective date hereof:

                  a. Patients, Etc. Shareholder shall not, directly or through an Affiliate (as defined below), (i) provide medical care or services to (or assist another person or entity to provide medical care or services to) any Seller Patient (as hereinafter defined), or (ii) solicit or divert (or assist another person or entity to solicit or divert) any Seller Patient from purchasing or using any of the Buyer's and/or Doctor's Care's services, or (iii) provide anywhere in the Territory (as defined below) medical care or services in any primary, urgent, general family, or industrial or occupational medical care facility or practice providing the same or similar services provided or offered by Buyer and/or Doctor's Care. For purposes of this Section 2(a), the term "Seller Patient" shall mean any patient of Seller and/or Doctor's Care and shall include (without limitation) every such person to which Seller has provided medical services prior to the date hereof and/or provides medical services after the date hereof directly or indirectly on behalf of Doctor's Care or Buyer. For purposes hereof, the term "Territory" shall mean everywhere within a fifteen
(15) mile radius of the Building.

                  b. Ownership. In addition to (but not in limitation of) the restrictions of Section 2(a), Shareholder shall not, directly or through an Affiliate (as defined below), own an equity interest (other than as the holder for investment purposes only of up to 2% of the outstanding capital stock of any corporation which is publicly traded on a national stock exchange or the NASDAQ National Market System, so long as Shareholder is not a controlling person of, or a member of a group that controls, such corporation, and Shareholder is not otherwise affiliated in any capacity with such corporation) in any entity or enterprise conducting operations in the Territory which is competitive with the business activities engaged in by Seller prior to Closing or by the Buyer and/or Doctor's Care after the Closing.

                  c. Employees. In addition to (but not in limitation of) the restrictions of Sections 2(a) and (b), Shareholder shall not, directly or through an Affiliate (as defined below) solicit or in any manner attempt to solicit or induce any person employed by, or an agent of, Buyer or Doctor's Care to terminate such person's association or contract of employment or agency, as the case may be, with Buyer and/or Doctor's Care.

                  d. Definition of Affiliate. For purposes of this Agreement, an "Affiliate" of Shareholder is a Person (as defined below) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Shareholder. For purposes of this

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Agreement, a "Person" includes, in addition to such person, all of the following persons: (i) any relative or spouse of such person, or any relative of such spouse, any one of whom has the same home as such person; (ii) any trust or estate in which such person or any of the persons specified in Section 2(d)(i) of this Agreement collectively own ten percent (10%) or more of the total beneficial interest, or of which any of such persons serve as trustee, executor or in any other capacity; and (iii) any corporation, partnership, limited liability company or other organization in which such person or any of the persons specified in Section 2(d)(i) of this Agreement are the beneficial owners collectively of ten percent (10%) of any class of equity securities, of the equity interest, or of the partnership interest.

                  e. Exception. Notwithstanding the foregoing, Shareholder shall not be deemed to be in violation of any covenant contained herein as a result of
Shareholder's: (i) providing medical services within the emergency room of any medical facility licensed as a hospital in the State of South Carolina, or (ii) providing emergency care to any Seller Patient in a potentially life-threatening situation, or (iii) providing medical services directly or indirectly on behalf of Doctor's Care, P.A., a South Carolina professional corporation ("Doctor's Care"), or (iv) providing medical services to any family member by blood or marriage of Shareholder within the third degree of consanguinity.

         3, Consideration. In consideration of the restrictions and covenants contained herein, Shareholder hereby acknowledges the receipt and adequacy of ten ($10.00) dollars and such other consideration set forth in the Purchase Agreement.

         4.       Remedies.

                  a. Accounting for Lost Profits. If Shareholder shall violate any of the provisions of Sections 1 or 2, Buyer shall be entitled to recover any non-speculative lost profits incurred by Buyer and/or Doctor's Care as a result of, growing out of, or in connection with, any such violation by Shareholder. This remedy shall be in addition to, and not in limitation of, any injunctive relief or other rights, remedies, or damages, to which Buyer and/or Doctor's Care is or may be entitled as a result of this Agreement.

                  b. Injunctive Relief. In the event of a breach or threatened breach by Shareholder of any of the provisions of Sections 1 or 2, Buyer and/or Doctor's Care, in addition to, and not in limitation of, any other rights, remedies, or damages available to Buyer and/or Doctor's Care at law or in equity, shall be entitled to a temporary restraining order, preliminary injunction, and permanent injunction in order to prevent or restrain any such breach by Shareholder or by Shareholder's partners, agents, representatives, servants, employers, employees, companies, consulting clients, and/or any and all persons directly or indirectly acting for or with Shareholder. Shareholder agrees that in the event of any breach by Shareholder of the covenants set forth in this Agreement, Buyer and Doctor's Care shall suffer irreparable harm for which the remedy of monetary damages may be inadequate.

                  c. Default. Any breach by Shareholder of this Agreement shall be deemed a breach by Shareholder of the Purchase Agreement.

                  e. Alternatives. Buyer and/or Doctor's Care shall have the option, in its sole discretion, to enforce the various restrictions of Sections 1 and 2 cumulatively, in the alternative, or consecutively.

         5.       Reasonableness of Restrictions.

                  a. Acknowledgment. Shareholder has carefully read and considered the provisions of Sections 1, 2, 3 and 4, and, having done so, voluntarily agrees that the restrictions set forth in those Sections, including, but not limited to, the time period of restriction, the geographical areas of restriction, and the scope of restricted activities set forth in Section 2, are fair and reasonable and are reasonably required for the protection of the legitimate interests of the Buyer, and its parent or subsidiary corporations, partnerships, officers, directors, partners, employees and affiliates, including but not limited to Doctor's Care.

                  b. Enforcement. In the event that, notwithstanding the foregoing, any of the provisions of Sections 1, 2, or 4 or any parts thereof shall be held to be invalid or unenforceable, the remaining provisions or parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included therein. In the event that any provisions of Sections 1 or 2 relating to the time period and/or the areas of restriction and/or the scope of restricted activities and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or the scope of restricted activities and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

         6. Breach of Lease. In the event any breach of the Lease by UCI of SC remains uncured at the expiration of the applicable grace period contained therein, Shareholder may declare this Agreement null and void.

         7.       Miscellaneous.

                  a. Burden and Benefit. This Agreement shall be binding upon Buyer's successors and assigns and Shareholder's heirs, personal and legal representatives, successors and assigns, and shall inure to the benefit of Buyer's and Doctor's Care's respective successors and permitted assigns and Shareholder's heirs, personal legal representatives, successors, and permitted assigns.

                  b. Modifications. This Agreement can only be modified by a written agreement duly signed by Shareholder and an authorized representative of Buyer. Moreover, in order to avoid uncertainty, ambiguity and misunderstandings in their relationships, the parties hereto covenant and agree not to enter into any oral agreement or understanding inconsistent or in conflict with this Agreement; and the parties hereto further covenant and agree that any oral communication allegedly or purportedly constituting such an agreement or understanding shall be absolutely null, void and without effect.

                  c. Waiver. Any waiver by either party of any breach or any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Agreement.

                  d. Assignments. Neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by Shareholder.

                  e. Cumulative Remedies. All rights and remedies of a party hereunder shall be cumulative and in addition to such rights and remedies as may be available to a party at law or equity.

                  f. Venue and Jurisdiction. The parties hereto hereby (i) agrees that any litigation, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court located in South Carolina, (ii) waives any objection which it might have now or hereafter to any such litigation, action, or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submits to the jurisdiction of such courts in any such litigation, action or proceeding. For all purposes of this Agreement, the parties hereto further agrees that service of process may be effected pursuant to United States mail.

                  g. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous written or oral agreements and representations between the parties with respect thereto.

                  h. Governing Law. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of South Carolina.

                  i. Severability. The invalidity or unenforceability or any provision of this Agreement shall not render invalid or unenforceable any other provision hereof.

                  j. Survival. All terms of this Agreement shall survive the Closing under the Purchase Agreement.

                  k. Usage. Capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Terms such as "hereof", "hereunder", "hereto", "herein", and words of similar import shall refer to this Agreement in its entirety and all references to "Paragraphs", "Sections", and similar cross references shall refer to specified portions of this Agreement, unless the context clearly requires otherwise.

                  l. Enforcement. In the event litigation or other legal proceedings are commenced to enforce any rights under this Agreement, all reasonable legal expenses (including reasonable attorney's fees) and other direct costs of litigation of the prevailing party shall be paid by the non-prevailing party. All remedies specified herein are cumulative and non-exclusive, and parties shall be entitled to seek or enforce any other rights or remedies available to them at law or in equity.

                  m. Notices. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following:
(i) upon receipt by the party to whom such notice, request, approval, consent, demand or other communication is being given; or (ii) three (3) business days after being duly deposited in the United States certified mail, return receipt requested, and addressed as follows:

                  Buyer:         UCI Medical Affiliates of South Carolina, Inc.
                                 6168 St. Andrews Road
                                 Columbia, South Carolina 29212
                                 Attn.:  Stephen Seeling, Esquire


                  Shareholder:



The parties hereto may change their respective addresses by notice in writing given to the other party to this Agreement.

         IN WITNESS WHEREOF, this Non-Competition Covenant is executed under seal by Buyer and Shareholder to be effective as of the date first above written.

WITNESSES:                   SHAREHOLDER:



                                                        (SEAL)
                             Print Name:

                             Social Security Number:




                              BUYER:

                              UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC.



                              By:                        (SEAL)
                              Its:

                                    Exhibit I

                                  BILL OF SALE


         KNOW ALL MEN BY THESE PRESENTS, that WATEREE EMERGENCY SPECIALISTS, P.A., a South Carolina professional corporation d/b/a Wateree Medical Center with offices at 1060 Highway 1 South, Lugoff, South Carolina 29078 (the "Seller"), for the consideration paid by UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC., a South Carolina corporation with offices at 6168 St. Andrews Road, Columbia, South Carolina 29212 (the "Buyer") set forth in that certain Asset Purchase Agreement And Plan of Reorganization dated as of June 11, 1996, by and between among others Seller, Buyer, UCI Medical Affiliates, Inc., and Doctor's Care, P.A. (the "Agreement"), the receipt and sufficiency whereof is hereby acknowledge, has bargained and sold and by these presents does sell, assign and transfer unto Buyer all of Seller's right, title and interest in and to, all the accounts receivable, cash, cash accounts, machinery, equipment, computers, telephone systems, inventory, furniture, furnishings, office equipment, and other tangible personal property composing portions of the Assets described in the Agreement, all as provided in the Agreement.

         TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns, forever. AND Seller does for itself and its successors and assigns, covenant and agree to and with Buyer, its successors and assigns, to warrant and defend the sale and conveyance of the aforesaid assets hereby sold unto Buyer.

         This Bill of Sale is made, executed and delivered pursuant to the Agreement, and is subject to all of the terms, provisions, and conditions thereof, including (without limitation) the indemnification therein. To the extent of any conflict between the terms hereof and thereof, the terms of the Agreement shall be controlling.

         All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

         IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale to be effective as of the 11th day of June, 1996.

IN THE PRESENCE OF:                 WATEREE EMERGENCY SPECIALISTS, P.A.
                                                   (CORPORATE SEAL)

/s/ Julian Hennig, III              By:   /s/ E. B. Baxley, M.D.
(Witness)                           Its:  President


/s/ Charles Baxley
(Witness)

STATE OF SOUTH CAROLINA    )
                           )                    PROBATE
COUNTY OF RICHLAND         )


         PERSONALLY APPEARED before me the undersigned witness who, after first being duly sworn, deposes and says that s/he saw the within named WATEREE EMERGENCY SPECIALISTS, P.A., by /s/ Elaine B. Baxley, M.D., its President, sign, seal and, as its act and deed, deliver the within written Bill of Sale for the uses and purposes therein mentioned and that s/he with the other witness whose signature appears above, witnessed the execution thereof.


                               /s/ Charles Baxley

                              Witness

SWORN to before me this 11th
day of June, 1996.


/s/ Julian Hennig, III     (L.S.)
Notary Public for South Carolina
My Commission Expires:   01/10/2000

                                    Exhibit J

                       ASSIGNMENT AND ASSUMPTION AGREEMENT



         KNOW ALL MEN, that WATEREE EMERGENCY SPECIALISTS, P.A., a South Carolina professional corporation d/b/a Wateree Medical Center (the "Assignor"), for and in consideration of good and valuable consideration to it in hand paid at or before the ensealing and delivery of these presents, by UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC., a South Carolina corporation ("Assignee"), the receipt and sufficiency whereof is hereby acknowledged, hereby assigns to Assignee all of Assignor's right, title and interest in and to the permits, licenses, computer software, and all other intangible assets and rights composing portions of the Assets as described in the Asset Purchase Agreement And Plan of Reorganization dated as of June 11, 1996, by and between among others Assignor, Assignee, UCI Medical Affiliates, Inc., and Doctor's Care, P.A. (the "Agreement"), all as provided in the Agreement.

         Assignee hereby covenants with Assignor to assume and faithfully perform and discharge all of the terms, covenants, liabilities and obligations set forth on Schedule 1 attached hereto (subject to the Agreement) maturing and to be performed or discharged by Assignor, if any, under the above assigned contracts beginning on the date hereof and henceforth.

         This Assignment is made, executed, and delivered pursuant to the Agreement, and is subject to all the terms, provisions and conditions thereof, including (without limitation) the mutual indemnifications therein. To the extent of any conflict between the terms hereof and thereof, the terms of the Agreement shall be controlling.

         All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

         IN WITNESS WHEREOF, the parties have duly executed this Assignment and Assumption Agreement to be effective as of the 11th day of June, 1996.

                            ASSIGNOR:

                            WATEREE EMERGENCY SPECIALISTS, P.A.


                            By:  /s/ E. B. Baxley, M.D.
                            Its: President

                            ASSIGNEE:

                            UCI MEDICAL AFFILIATES OF SOUTH CAROLINA,  INC.


                            By:  /s/ M.F. McFarland, III, M.D.

                            Its: President

                                   SCHEDULE 1

                            Liabilities To Be Assumed



None other than the expenses related to the telephone listings of Seller.

                                    Exhibit K

                              [Intentionally Blank]

                                    Exhibit L

                            ACCRUED VACATION SCHEDULE

     Sonya McNeill                      169 hours
     Carol Gorman                         60 hours
     Kathy Branham                        30 hours
     Wanda Leviner                        80 hours
     Kathy Pottinelli                     56 hours
     Rebecca McCaskill                   120 hours

                                    Exhibit M


STATE OF SOUTH CAROLINA    )
                           )                    SECURITY AGREEMENT
COUNTY OF KERSHAW          )


         THIS SECURITY AGREEMENT is made and given as of the 11th day of June, 1996, by UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC., a South Carolina corporation and M.F. McFarland, M.D. (hereinafter called "Owners"), to WATEREE EMERGENCY SPECIALISTS, P.A., a South Carolina professional association (hereinafter called the "Secured Party"), pursuant to that certain Asset Purchase Agreement and Plan of Reorganization dated as of the date hereof, by and among others UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC.; UCI MEDICAL AFFILIATES, INC.; DOCTOR'S CARE, P.A.; and the Secured Party (the "Agreement"). Pursuant to the Agreement, and for value received, the Owners hereby grant to Secured Party a security interest, in accordance with the terms and conditions hereinafter set forth, in the following described property (hereinafter called "Collateral"):

                  (1) The Assets set forth in Section 1 of the Agreement, more fully defined in Schedule 1 attached hereto; and

                  (2) The medical records set forth in Section 2 of the Agreement, more fully described in Schedule 2 attached hereto to secure the payment of the indebtedness evidenced by that certain secured Promissory Note (the "Note") in the original principal amount of Sixty Thousand No/100 ($60,000.00) Dollars executed by UCI Medical Affiliates of South Carolina, Inc. simultaneously herewith and payable to the Secured Party, and any extensions or renewals thereof.

         OWNERS REPRESENT, WARRANT AND AGREE THAT:

         1.       The Collateral is used by Owners for a medical facility.

         2. The Owners shall do all acts that may be necessary to maintain, preserve and protect the Collateral.

         3. Owners will maintain the Collateral in the condition received from Secured Party, will not waste or destroy the Collateral or any part thereof, will not use the Collateral in violation of any applicable law or policy of insurance and will promptly pay when due all taxes and assessments upon the Collateral or its operation or use.

         4. Owners will keep the Collateral insured until this Security Agreement is terminated with hazard coverage against all reasonable expected risk to which it is exposed including fire, theft, accident and physical damage in such amounts and with an insurance company as shall be reasonably acceptable to Secured Party. Secured Party shall be provided with continuing evidence of such insurance.

         Notwithstanding anything contained herein to the contrary, nothing contained herein shall be interpreted in any way to hinder, restrict or in any way preclude the Owners' relocating, leasing, selling or renting, in whole or in part, the Collateral in the regular course of Owners' business. Furthermore such relocation, sale, lease, or rental shall not be deemed, in any way, to constitute a Default hereunder.

         THE PARTIES FURTHER AGREE THAT:

         1. At its option, and without any obligation to do so, Secured Party may discharge taxes, liens, or other encumbrances at any time levied or place on the Collateral, pay for insurance on the Collateral, and pay for the maintenance and preservation of the Collateral should Owners fail to do so. Owners agree to reimburse Secured Party on demand for any payments so made and until such reimbursement the amount so paid by Secured Party shall be added to the principal amount of the indebtedness secured by this Security Agreement.

         2. At the request of Secured Party, Owners will join with Secured Party in executing one or more financing statements or other documents in form satisfactory to Secured Party in order to perfect and protect any security interest granted hereby for filing the same in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable.

         EVENT OF DEFAULT: Owners shall be in default under this Security Agreement upon breach by Owners of any obligation imposed by this Security Agreement or the Note and the failure of the Owners to correct such breach within thirty (30) days of receipt of written notice of the breach from the Secured Party.


         REMEDIES OF SECURED PARTY UPON DEFAULT:

         Upon default, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code in force in this state at the date hereof and, in addition, the following rights and remedies:

         1. Secured Party may peaceably, by its own means or with judicial assistance, enter Owners' premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on Owners' premises, and Owners will not resist or interfere with such action.

         2. Secured Party may require Owners to assemble all or any part of the Collateral and make it available to Secured Party at any place reasonably convenient and designated in a notice sent to Owners.

         ADDITIONAL PROVISIONS

         1. No failure on the part of Secured Party to exercise and no delay in exercising any right or remedy hereunder shall operate as a waiver hereof nor shall any single or partial exercise by Secured Party of any right or remedy hereunder preclude any other or future exercise hereof or the exercise of any other right or remedy.

         2. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns and all obligations of Owners shall bind their successors, executors or administrators, or his or its successors or assigns.

         3. Any notice required to be given may be given by mailing such notice, postage prepaid, to the following addresses:

         OWNERS                     6168 St. Andrews Road
                                    Columbia, SC 29212
                                    Attn:  Stephen S. Seeling, Esquire

         SECURED PARTY              WATEREE EMERGENCY SPECIALISTS, P.A.
                                    206 Firetower Road
                                    Camden, SC 29020

         4. This Security Agreement may not be changed orally but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         5. This Security Agreement and the rights and obligations to the parties hereunder shall be construed and interpreted in accordance with the laws of the State of South Carolina in force at the date of this Agreement. In the event of any inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall be controlling.


                            [SIGNATURE PAGE ATTACHED]

         IN WITNESS THEREOF, the parties hereto have caused these presents to be executed effective as of the day and year first above written.




WITNESSES:                           OWNERS:

                                     UCI MEDICAL AFFILIATES OF
                                     SOUTH CAROLINA, INC., a South
                                     Carolina corporation

/s/ Julian Hennig, III               By:    /s/ M.F. McFarland, III, M.D.

                                     Its:   President

/s/ Charles Baxley



/s/ Julian Hennig, III               /s/ M.F. McFarland, III, M.D.
                                     M.F. McFarland, III, M.D.

/s/ Charles Baxley




                                     SECURED PARTY:

/s/ Julian Hennig, III               WATEREE EMERGENCY SPECIALISTS, P.A.,
                                     a South Carolina professional corporation

/s/ Charles Baxley                   By:    /s/ E. B. Baxley, M.D.
                                     Its:   President

                                   SCHEDULE 1

                                 LIST OF ASSETS


TRAUMA
1/2 bag 4x4 Ns                      1 reflex hammer
1 rectal thermometer                1 nail drill
1 bag                               1 thigh cuff
1 doppler                           1 infant cuff
1 bid gown                          1 infant scale
2 curtains                          1 apron
2 box electrodes                    1 goggles
4 plastic airways                   1 doppler kit
5 blankets                          tube gauze dressing cage dispenser
2 towels                            instruments- multiple pieces
3 washcloths                        1 wire cutter
1 gown                              4 scissors
3 sheets
3 pillowcases
2 pillows
1 rolling B/P cuff
2 rolling stools
1 rolling table
2 stretchers
1 scales
1 EKG machine
1 portable IV pole
1 papertowel dispenser
1 soap dispenser
1 magazine rack
1 defribillater
1 wall mount sharps
1 wheelchair
3 trash cans
3 shelves
1 hyfrecator
1 breath alcoholmachine
1 aerosol machine
1 laundry basket
1 x-ray view box
3 doctor tool suture trays
2 towels
2 small basins
4 suture trays
2 battery operated cautery
3 glass jars
1 ring cutter
1 bolt cutter

LAB
1 trash can
1 bulletin board
9 file racks
1 paper towel dispenser
1 soap dispenser
lab log book
2 file trays
1 auto crave
1 spore incubator
1 stapler
1 tape dispenser
1 intercom
1 Kodak EK + achem kit
2 Finnip
1 tray (blood)
2 pairs glasses (blood)
45 drapes
1 refrigerator

LAUNDRY CLOSET
1 washer/dryer stack unit
2 brooms
1 dust mop
1 bucket
1 sponge
3 scrub tops
3 scrub bottoms
1 lab coat
1 Bld. draining coat
4 bath towels
2 blankets

TESTING ROOM
1 trash can
1 chair
1 rolling stool
1 PFT machine
1 titmus machine
1 audiogram machine
1 foot stool
1 basket
1 radio
1 intercom
1 chart rack
1 towel dispenser
1 tape dispenser

X-RAY
1 x-ray machine
1 rack (file)
1 small metal rack
1 magazine rack
1 chair
1 set calibers
8 cassettes (sizes)
2 trash cans
1 foot stool
1 full apron
1/2 apron
1 wall desk
1 thyroid collar
1 darkroom lights
1 fife (metal) holder
trash can
1 view box
automatic developing machine

PRIVATE BATHROOM
1 towel dispenser
1 soap dispenser
1 trash can
1 wicker rack (wall)
4 pictures
1 wicker stand

HALLWAY #1
1 wall desk
6 pt chart racks
1 intercom

HALLWAY #2
1 large corkboard
1 pull down wall desk
1 trash can
1 hall beeper
1 time clock
1 card rack
1 bulletin board
7 pk chart holders
1 EXIT sign
1 eye wall chart

ROOM #1
1 washcloth
2 pillowcases
12 sheets
4 gowns
1 PDR
1 box Kleenex
1 rolling stool
1 chair
1 B/P cuff (wall) SMTHG
1 exam table
1 wall otolopthoscope
1 ear spec dispenser
1 towel dispenser
1 glass container Q-tips
1 glass container blades
1 child chair
1 foot stool
1 magazine rack
1 picture
1 exam table

ROOM #2
1 chair
1 child chair
1 blanket
6 sheets
2 pillowcases
4 gowns
1 pillow
1 B/P wail mount
1 ear spec dispenser
1 otolopthoscope
1 stool
1 trash can
1 picture
1 glass dispenser Q-tips
1 plastic dispenser blades
1 soap dish
1 set bookends
PDR
1 glass container
1 exam table
1 magazine rack

ROOM #3
1 PDR
1 set bookends
1 glass cotton dispenser
1 otolopthoscope
1 3/P cuff
1 ear spec dispenser
1 pillow
1 rolling stool
1 chair
1 trash can
1 picture
1 alcohol dispenser
1 soap dispenser
1 towel dispenser
1 magazine rack
1 exam table
5 sheets
6 gowns
2 pillow cases
1 towel

ROOM #4
1 B/P cuff (wall mount)
1 wall mount otoscop/opthm.
1 trash can
1 OB/GYN exam tables
1 magazine rack
1 exam light
1 ring forceps
3 med specs
2 gowns
4 washcloths
5 gowns
4 pillow cases
2 sheets
1 chair
1 rolling stool
1 towel dispenser
1 furnace
1 PDR
1 washcloth
1 glass dispenser Q-tips
1 soap dispenser
1 ear spec dispenser
2 glass containers cottonballs
1 picture

ROOM #5
1 B/P cuff (wall)
3 boxes gloves
3 plastic containers
1 soap dispenser
1 PDR
1 chair
1 OB/GYN exam table
1 washcloth
1 box sterile 2x2's
1 box sterile 4x4's
1 box sterile 4x4's
1 trash can
1 rolling stool
1 wall mount oto/en light
1 pair ring forceps
1 small specs
6 med specs
9 sheets
1 light (exam)
3 pillow cases
8 gowns
1 ear spec dispenser

ROOM #6
1 stool
1 chair pt)
1 ENT chair
1 slit lamp
1 B/P cuff
1 oto/opth scope
1 paper towel dispenser
1 rolling stool
1 eye lamp
1 tongue depressor holder
1 magazine holder
1 PDR
1 box Kleenex
1 ear specula holder
1 ear spoon
2 plastic ear basins

ROOM #7
1 towel dispenser
1 soap dispenser
1 glass dispenser Q-tips
1 tongue blade dispenser w/blades
1 ear spec dispenser
1 spray bottle
1 basin
1 stretcher
1 portable IV pole
2 pairs scissors
1 otolopth. scope (wall mount)
1 wall S/P cuff (1 med./1 large)
4 pillow cases
1 hand towel
1 washcloth
1 gown
2 sheets
1 pillow
2 bath towels
chair
rolling tables
waste can
1 rolling stool

1 plastic carry tray/lab supplies

BATHROOM
2 soap dispensers
1 towel dispenser

FILE ROOM
1 charge card imprinters (/1 Wateree Medical)
1 charge card scanners (/1 Wateree Medical)
1 Fax machine with telephone
1 answering machine
1 postage meter
1 postage scale
1 telephone
1 hole punch
1 paper clip holder
2 black smoke wall bins
1 3-shelf black wrought iron stand
1 white metal 6-shelf stand
1 white adjustable desk
2 beige 4-drawer filing cabinet
1 grey 4-drawer filing cabinet
1 beige magazine holder
1 black rolodex
1 brown 5-shelf organizer (metal)
1 brown wooden
3-shelf organizer
8 grey wall filing organizers
1 pencil holder
1 smoky black letter tray
1 lab corp. printer with stand
1 staple remover
1 stool
1 paper cutter 2 waste baskets

WAITING ROOM
3 large brass planters.artificial trees
1 brass plant stand/ivy
10 orange leather chairs
8 green leather chairs
1 brown coffee table
2 3-seat cloth chairs/table attached
1 2-seat cloth chair
1 2-seat cloth chair/table attached
1 3-shelf book rack

FRONT
1 copy machine (Gestetner 2216Z)                2 telephones
3 waste cans                                    1 8 1/2x11 paper cassette
1 tape dispenser
2 hole punches
2 stamp pads
6 wall hot files (smoky grey)
1 black computer table
1 local area picture
1 wall clock
6 letter trays
2 index boxes
1 magazine holder
1 Texas Instrument calculator (T1 5029)
3 message trays
2 monitors (1 Samtronics/1 Addonics)
2 key boards (1 Mitsumi/1 Slayton)
2 printers (1 GSX-190 Citizen/1 Epson FX-850)
1 Smith Corona XD 5500 Spell Right Typewriter
1 ledger card tray
1 stamper carousel
9 stampers
4 white plastic clipboard
6 brown clipboards
1 nose cup
1 beige magazine rack
1 fileserver - 1 CPU w/o harddrive
1 battery backup
1 black pad divider
1 drawer divider
1 box paper clips
1 microphone
1 candy jar
2 printer stands
1 CD deck with remote
1 receiver
2 chairs
1 Canon palm printer MP 1D
1 phone
1 paper clip letter holder
1 box 3-way files
1 boxes single files (50)
4 boxes file folders (50)
2 AC adapter/Canon
1 shredder
1 2-door metal cabinet
2 staplers


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BREAK ROOM
1 2-cushion sofa
1 table
6 side chairs
1 refrigerator
1 microwave oven
1 1-duplex coffee maker
1 13" Sharpe TV-VCR combination with stand

PHARMACY
1 refrigerator
1 countertop file

SUPPLY ROOM
2 laminated storage cabinets with doors
3 metal storage cabinets, open
1 cart

DOCTORS' DOWNSTAIRS OFFICE
2 work stations
2 office chairs
1 x-ray view box
1 file cabinet

DOCTORS' UPSTAIRS OFFICE
1 desk
1 bookcase (all books in bookcase personal property of Baxley, Kahler, Hargrave) 1 desk chair
2 upholstered side chairs

UPSTAIRS HALL
1 round laminate topped table

OFFICE MANAGER'S OFFICE
office systems work station w/2 filing cabinets, keyboard tray & desk chair 2 upholstered sid chairs
1 typing table
1 486 DX 66 CPU
1 monitor
1 keyboard
1 wide carriage dot-matrix printer w/stand, Epson LQ 1170
1 dot-matrix printer w/stand, Panasonic KX P1180

STORAGE ROOM ADJACENT TO OFFICE MANAGER
1 desk w/chair
3 metal 4-drawer filing cabinets


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                                   SCHEDULE 2

                             LIST OF PATIENT RECORDS

         The patient records related to the patients of Secured Party set forth on the patient list dated 6/10/96 delivered by Secured Party to Debtor on June 11, 1996 in connection with the sale of substantially all the assets of Secured Party to Debtor, and entitled "Wateree Medical Center List of Accounts."




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